AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2004


                        REGISTRATION FILE NO. 333-79831

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------


                           PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO



                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                               PIPELINE DATA INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         DELAWARE                                      7389                               13-3953764

(State or other jurisdiction of                   (primary standard                      (I.R.S. Employer
incorporation or organization)                    industrial code)                    Identification Number)

                                               1599 Washington Street
                                                Braintree, MA  02184
                                                    (781) 843-3812

                              (Address and telephone number of principal executive offices)

                                                                 WITH A COPY TO:
               MacAllister Smith                       Law Offices of Sheila G. Corvino
            1599 Washington Street                           811 Dorset West Road
             Braintree, MA  02184                             Dorset, Vermont 05251
                (781) 843-3812


 (Name, address, including zip code, and telephone number of agent for service)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
                 TIME AFTER THIS REGISTRATION BECOMES EFFECTIVE.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                         CALCULATION OF REGISTRATION FEE


-------------------------------- -------------------- --------------------- -------------------- --------------------
         TITLE OF EACH                 AMOUNT           PROPOSED MAXIMUM     PROPOSED MAXIMUM
           CLASS OF                     TO BE          OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
  SECURITIES TO BE REGISTERED        REGISTERED (1)         SHARE                 PRICE            REGISTRATION FEE
Common stock, no par value per      3,000,000 (2)          $1.40 (3)           $4,200,000             $1,168 (4)
Share

-------------------------------- -------------------- --------------------- -------------------- --------------------



(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Up to 2,500,000 shares of common stock issuable upon conversion of the principal and interest of a secured convertible term note and 500,000 shares of common stock issuable upon exercise of a warrant.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the average of the high and low reported prices of the Registrant's common stock on April 6, 2004.

(4)  This  amount  was   previously   paid  with  the  filing  of  the  original
     registration statement filed on April 19, 2004.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(A), MAY DETERMINE.

                  Subject To Completion, dated June 8, 2004



THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                                3,000,000 SHARES
                               PIPELINE DATA INC.
                                  COMMON STOCK


     This prospectus relates to the resale by the selling security holder for its own account of up to an aggregate of 3,000,000 shares of our common stock, of which up to 2,500,000 shares are issuable upon conversion of a convertible term note and 500,000 shares are issuable upon exercise of a warrant.

     Our  common  stock  trades on the OTC  Bulletin  Board(R)  under the symbol
"PPDA." The last reported sale price of our common stock on April 6, 2004 was $1.45 per share.

     The mailing  address and the telephone  number of our  principal  executive
offices   are  1599   Washington   Street,   Braintree,   Massachusetts   02184,
(781)843-3812.

  -----------------------------------------------------------------------------

          Investing in our common stock involves a high degree of risk.

            PLEASE SEE THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" BEGINNING ON PAGE 2.

  -----------------------------------------------------------------------------


     We will not receive any proceeds from the sale of the shares by the selling security holder. We may receive proceeds in connection with the exercise of a warrant whose underlying shares may be sold in this offering.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                  The date of this prospectus is June 8, 2004.

     You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.



                                TABLE OF CONTENTS

                                                                                                          PAGE NO.
         Prospectus Summary......................................................................................
         Risk Factors............................................................................................
         Special Note Regarding Forward Looking Statements.......................................................
         Use of Proceeds.........................................................................................
         Market for Common Equity and Related Stockholder Matters................................................
         Dilution...............................................................................................
         Description of Business................................................................................
         Description of Property................................................................................
         Management's Discussion and Analysis of Financial Condition and Results of Operations..................
         Selling Security Holder ...............................................................................
         Plan of Distribution...................................................................................
         Description of Securities..............................................................................
         Directors, Executive Officers, Promoters and Control Persons...........................................
         Security Ownership of Certain Beneficial Owners and Management.........................................
         Executive Compensation.................................................................................
         Certain Relationships and Related Transactions.........................................................
         Legal Proceedings......................................................................................
         Disclosure of Commission Position on Indemnification For Securities Act Liabilities....................
         Changes In and Disagreements with Accountants..........................................................
         Transfer Agent and Registrar...........................................................................
         Interest of Named Experts and Counsel..................................................................
         Where You Can Find More Information....................................................................

                                     PART I

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus and does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus, especially the risks of investing in our common stock discussed under "Risk Factors."

     In connection with a private placement transaction with Laurus Master Fund, Ltd., or Laurus, this prospectus covers the resale of up to an aggregate of 3,000,000 shares of our common stock, of which up to 2,500,000 shares are issuable upon conversion of principal and interest of a three-year secured convertible term note in the principal amount of $2,000,000 secured by a first priority lien on our assets and up to 500,000 shares issuable upon the exercise by Laurus of a warrant. The note is convertible into shares of our common stock at a fixed conversion price of $1.00 per share and the exercise prices of the warrant ranges between $1.25 and $1.75 per share.

                                  OUR COMPANY

     We are an integrated provider of merchant credit card transaction processing services, gateway services, related software application products and value-added services. We deliver transaction processing systems to over 7000 small to medium-sized merchants who operate either in the physical "brick and mortar" world, the Internet, or the mobile or wireless arena via cellular-based wireless devices. We focus on internal growth by utilizing our contractual relationships with over 500 bank branch locations that serve as exclusive referral sources for our products and services. We operate through two wholly owned subsidiaries: SecurePay.com, Inc. ("SecurePay.com" or "SecurePay") and Northern Merchant Services, Inc.("NMSI"). See "Description of Business" for more information.

THE OFFERING

Common  stock  offered  by  selling     Up to  3,000,000 shares  of common
security holder                         stock  may be  offered  under  this
                                        prospectus, of which shares are issuable upon conversion of the principal and interest of a note or upon exercise of a warrant.

Use of   Proceeds                       All proceeds of this  offering will
                                        be received by the selling security
                                        holder for its own account.  We may
                                        receive proceeds in connection with
                                        the  exercise  of a  warrant  whose
                                        underlying  shares  may in  turn be
                                        sold   by  the   selling   security
                                        holder.


Risk Factors                            You should read the "Risk  Factors"
                                        section  beginning  on  page  2, as
                                        well as other cautionary statements
                                        throughout this prospectus,  before
                                        investing  in shares of our  common
                                        stock.



OTC Bulletin Board(R) symbol            PPDA

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

OUR DEPENDENCE UPON VISA AND MASTERCARD REGISTRATION AND
FINANCIAL INSTITUTION SPONSORS

     Our subsidiary, NMSI, must be sponsored by a financial institution that is a principal member of the VISA and MasterCard credit card associations in order to process bankcard transactions. Our designation with VISA and MasterCard as a member service provider is dependent upon the sponsorship of member clearing banks and our continuing adherence to the standards of the VISA and MasterCard credit card associations. The member financial institutions of VISA and MasterCard set these standards. Some of the member financial institutions of VISA and MasterCard provide transaction processing services in direct competition with our services. In the event we fail to comply with these standards, VISA or MasterCard could suspend or terminate our designation as a member service provider. The termination of our member service provider registration or our status as a certified processor, or any changes in the VISA or MasterCard rules that prevent our registration or otherwise limit our ability to provide transaction processing and marketing services for VISA or MasterCard, would have a material adverse effect on our business, financial condition and results of operations.

INCREASED CONSOLIDATION IN THE MARKETPLACE HAS AN IMPACT ON PRICE AND AVAILABILITY OF ACQUISITION, JOINT VENTURE AND ALLIANCE OPPORTUNITIES

     Historically, our growth strategy has been materially dependent upon the purchase of additional merchant portfolios and acquisition of operating businesses and transaction processing assets. We face significant competition from other transaction processors for available acquisition, joint venture and alliance opportunities. These acquisitions potentially deprive us of acquisition opportunities. We cannot give any assurances that the historical or current level of acquisition opportunities will continue to exist, that we will be able to acquire merchant portfolios, operating businesses and transaction processing assets that satisfy our criteria, or that any such transaction will be on favorable terms.

WE MAY BE UNABLE TO ACCURATELY ANALYZE RISKS ASSOCIATED WITH PURCHASED MERCHANT PORTFOLIOS, JOINT VENTURES OR BUSINESS COMBINATIONS

     When we evaluate a potential purchase of a merchant portfolio, joint venture or business combination, we conduct a due diligence review of the related merchant portfolio. The review process includes analyzing the composition of the merchant portfolio, applying our uniform standards and underwriting guidelines to the merchant portfolio and attempting to identify high-risk merchants included in the merchant portfolio. Notwithstanding, these due diligence efforts, however, it is not possible to properly assess all of the risk attributes associated with a purchased or otherwise acquired portfolio or otherwise identify all of the high-risk merchants. Incorrect risk assessments of our purchased or otherwise acquired portfolios may result in excessive losses from chargebacks or merchant fraud.

WE MAY EXPERIENCE HIGHER THAN ANTICIPATED COSTS AND EXPENSES IN THE EVENT OF DELAYS IN THE CONVERSION OF MERCHANT PORTFOLIOS TO OUR NETWORK

     At the time of consummation of merchant portfolio purchases, combinations or joint ventures, merchants in a purchased portfolio typically are not operating on the SecurePay Network and may not use the same merchant accounting processors that we use.

     Until we convert each newly-purchased merchant to our Network and our merchant accounting processors, we may not fully realize the anticipated cost savings and synergies from the portfolio purchase, business combination or joint venture. We have little, if any, control over the performance of the other networks and processors. We may not be able to apply fully our risk management and fraud avoidance practices to these merchants and we must continue to pay third parties for processing services, which reduces our economic benefits in the merchant portfolio.

     In certain circumstances, third-party processors may claim an ownership interest in certain of the purchased merchant relationships to which they are a party. If those claims are successful, they could impede the conversion and, correspondingly, reduce the cost savings and synergies anticipated to be gained by virtue of the purchased or otherwise acquired portfolio.

     As a result of any acquisitions of merchant portfolios, and other smaller acquisitions, our failure to complete these conversions in accordance with management plans could have a material adverse effect on our financial condition and results of operations.

OUR ACQUISITION STRATEGY MAY REQUIRE SUBSTANTIAL
CAPITAL RESOURCES AND ADDITIONAL INDEBTEDNESS

     Our acquisition strategy may require substantial capital resources, and is likely to result in the need for additional indebtedness. We cannot give any assurances that we will be able to obtain financing for future acquisitions on favorable terms.

HIGH LEVELS OF COMPETITION MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The credit, charge and debit card transaction processing services business is highly competitive. Many of our current and prospective competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, more developed infrastructures, greater name recognition and/or more established relationships in the industry than we have. Our competitors may be able to adopt more aggressive pricing policies than we can, develop and expand their service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisitions and other opportunities more readily, achieve greater economies of scale, and devote greater resources to the marketing and sale of their services. Because of these competitive factors and due to our relatively small size and financial resources we may be unable to compete successfully.


INCREASED MERCHANT ATTRITION MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     We experience attrition in our merchant base in the ordinary course of business resulting from several factors, including business closures, losses to competitors and conversion-related losses. Increased merchant attrition may have a material adverse effect on our financial condition and results of operations. We cannot give any assurances that we will not experience higher rates of merchant attrition.

INCREASES IN INTERCHANGE RATES MAY ADVERSELY AFFECT OUR PROFITABILITY

     VISA and MasterCard have increased their respective interchange rates each year. Although we historically have reflected these increases in our pricing to merchants, there can be no assurance that merchants will continue to assume the entire impact of the future increases or that transaction processing volumes and merchant attrition will not be adversely affected by the increases.

INCREASES IN CHARGEBACKS OR MERCHANT FRAUD MAY ADVERSELY AFFECT OUR PROFITABILITY WHERE WE HAVE CONTRACTUALLY OBLIGATED OURSELVES

     When a billing dispute between a cardholder and a merchant is resolved in favor of the cardholder, the transaction is "charged back" to the merchant and the amount of the transaction is credited to the cardholder. Reasons for billing disputes include, among others:

     .    nonreceipt of merchandise or services;

     .    unauthorized use of a credit card; and

     .    quality of the goods sold or the services rendered by that merchant.

     If we are not able to collect chargeback amounts from a merchant's account, or if the merchant refuses or is not able due to bankruptcy or other reasons to reimburse us for the chargeback, we bear the loss for the amount of the refund paid to the cardholder. We attempt to reduce our exposure to such losses by performing periodic credit reviews on our merchant customers and adjusting rates based, in part, on the merchant's credit risk, business or industry. In addition, we maintain a reserve account to offset potential losses. However, we cannot give any assurances that we will not experience significant losses from chargebacks in the future. Increases in chargebacks not paid by merchants may have a material adverse effect on our business, financial condition and results of operations.

WE BEAR THE RISK OF FRAUD COMMITTED BY OUR MERCHANT CUSTOMERS WHERE WE HAVE CONTRACTUALLY OBLIGATED OURSELVES TO DO SO.


     Currently, we have contractually obligated ourselves to bear the risk of fraud or chargeback loss on less than 20% of our merchant customers. We bear the risk of losses caused by fraudulent credit card transactions initiated by these merchant customers. Examples of merchant fraud include inputting false sales transactions or false credits which then result in a chargeback.

     In addition to credit review, we monitor merchant transactions against a series of standards developed to detect merchant fraud and excessive chargebacks. In addition, we maintain a reserve account to offset potential losses. Despite our efforts to detect merchant fraud, it is possible that we will experience significant amounts of merchant fraud in the future, which may have a material adverse effect on our business, financial condition and results of operations.

INCREASES IN PROCESSING COSTS MAY ADVERSELY AFFECT OUR PROFITABILITY

     We are subject to certain contractual volume obligations that if not met, will cause our processing cost to increase and therefore may adversely affect our ability to attain and retain new and existing merchants. This could materially adversely affect our growth and profitability.

WE MAY BECOME SUBJECT TO CERTAIN STATE TAXES THAT CURRENTLY
ARE NOT PASSED THROUGH TO OUR MERCHANTS

     We, like other transaction processing companies, may be subject to state taxation of certain portions of our fees charged to merchants for our services. Application of this tax is an emerging issue in the transaction processing industry and the states have not yet adopted uniform guidelines. If we are required to pay such taxes and are not able to pass this tax expense through to our merchant customers, our financial condition and results of operations could be adversely affected.

WE MUST CONTINUE TO UPDATE AND DEVELOP TECHNOLOGICAL
CAPABILITIES AND NEW PRODUCTS IN ORDER TO COMPETE

     Because the transaction processing industry and the software application products and value-added services of the type that we offer have been characterized by rapidly changing technology and the development of new products and services, we believe that our future success will depend, in part, on our ability to continue to improve our products and services and to offer our merchant customers new products and services. We cannot give any assurances that we will continue to develop successful new products and services or that our newly-developed products and services will perform satisfactorily or be widely accepted in the marketplace.

FUTURE SALES OF OUR COMMON STOCK COULD CAUSE THE
PRICE OF OUR SHARES TO FLUCTUATE AND EVEN DECLINE

     There may be significant volatility in the market for the common stock, based on a variety of factors, including the following: future announcements concerning us or our competitors; changes in quarterly operating results; the gain or loss of significant contracts; the entry of new competitors into our markets; changes in management; announcements of technological innovations or new products by us or our competitors; and other events and circumstances some of which are beyond our control.

WE COULD BE SUBJECT TO LIABILITY DUE TO SECURITY RISKS BOTH TO USERS OF OUR MERCHANT SERVICES AND TO THE UNINTERRUPTED OPERATION OF OUR SYSTEMS.

     Security and privacy concerns of users of online commerce services such as our merchant services may inhibit the growth of the Internet and other online services, especially as a means of conducting commercial transactions.

     We rely on secure socket layer technology, public key cryptography and digital certificate technology to provide the security and authentication necessary for secure transmission of confidential information. Various regulatory and export restrictions may prohibit us from using the strongest and most secure cryptographic protection available and thereby expose us to a risk of data interception. Because some of our activities involve the storage and transmission of confidential personal or proprietary information, such as credit card numbers, security breaches and fraud schemes could damage our reputation and expose us to a risk of loss or and possible liability. In addition, our payment transaction services may be susceptible to credit card and other payment fraud schemes perpetrated by hackers or other criminals. If such fraud schemes become widespread or otherwise cause merchants to lose confidence in our services in particular, or in Internet payments systems generally, our business could suffer.

     Additionally, our wireless networks may be vulnerable to unauthorized access by hackers or others, computer viruses and other disruptive problems. Someone who is able to circumvent security measures could misappropriate our proprietary information or cause interruptions in our operations. We may need to expend significant capital or other resources protecting against the threat of security breaches or alleviating problems caused by breaches. Although we intend to continue to implement and improve our security measures, persons may be able to circumvent the measures that we implement in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing Web pages that deliver our services, any of which could harm our business.

WE RELY ON THE INTERNET INFRASTRUCTURE, AND ITS CONTINUED COMMERCIAL VIABILITY, OVER WHICH WE HAVE NO CONTROL AND THE FAILURE OF WHICH COULD SUBSTANTIALLY UNDERMINE OUR BUSINESS STRATEGY.

     Our success depends, in large part, on other companies maintaining the Internet system infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and services. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet system infrastructure may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth.

     In addition, the Internet could lose its commercial viability as a form of media due to delays in the development or adoption of new standards and protocols to process increased levels of Internet activity. Any such degradation of Internet performance or reliability could cause advertisers to reduce their Internet expenditures; in recent months, in fact, advertisers have begun to attribute less value to advertising on the Internet. Furthermore, any loss in the commercial viability of the Internet would have a significant negative impact on our merchant services. If other companies do not develop the infrastructure or complementary products and services necessary to establish and maintain the Internet as a viable commercial medium, or if the Internet does not become a viable commercial medium or platform for advertising, promotions and electronic commerce, our business could suffer.

OUR SYSTEMS AND OPERATIONS ARE VULNERABLE TO DAMAGE OR INTERRUPTION FROM
FIRE, FLOOD, POWER LOSS, TELECOMMUNICATIONS FAILURE, BREAK-INS, EARTHQUAKE AND SIMILAR EVENTS

     Our systems could fail or become unavailable, which would harm our reputation, result in a loss of current and potential customers and could cause us to breach existing agreements. Our success depends, in part, on the performance, reliability and availability of our services. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, break-in, earthquake and similar events. We would face significant damage as a result of these events. In addition, our systems use sophisticated software which may in the future contain bugs that could interrupt service. For these reasons we may be unable to develop or successfully manage the infrastructure necessary to meet current or future demands for reliability and scalability of our systems.

     If the volume of traffic on our Web sites or our customers' Web sites increases substantially, we must respond in a timely fashion by expanding and upgrading our technology, transaction-processing systems and network infrastructure. If we do not expand in a timely fashion we could experience periodic capacity constraints which may cause temporary unanticipated system disruptions, slower response times and lower levels of customer service. Our business could be harmed if we are unable to accurately project the rate or timing of increases, if any, in the use of our products and application services or expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner.

     We depend upon third-party suppliers and distributors who could terminate their relationship with us, who could compete against us, or increase the prices for their goods and services.

     Although we have contractual relationships with our suppliers, there are risks of breach, that we may not comply with minimum supply or performance standards and risk termination or price increase. We cannot assure you that our suppliers will not: compete directly against us; enter into exclusive arrangements with our competitors; or stop selling their products or components to us at commercially reasonable prices, or at all.



THERE ARE POTENTIAL CONFLICTS OF INTEREST AS OUR COMPANY LACKED SUFFICIENT DISINTERESTED DIRECTORS TO RATIFY CERTAIN PAST TRANSACTIONS

     Our board of directors unanimously ratified all past transactions. In some cases, fewer than two members of our three member board of directors were not interested in the transaction.


                         RISKS RELATED TO THIS OFFERING

WE MAY EXPERIENCE VOLATILITY IN OUR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT YOUR INVESTMENT, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

     The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

          o    a quarterly variations in operating results;

          o    changes in financial estimates by securities analysts;

          o    changes in market valuations of other similar companies;

          o    announcements  by us or our  competitors  of new  products  or of
               significant  technical  innovations,   contracts,   acquisitions,
               strategic partnerships or joint ventures;

          o    additions or departures of key personnel;

          o any deviations in net sales or in losses from levels expected by securities analysts; and

          o    future sales of common stock.

     In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

BECAUSE OUR SECURITIES TRADE ON THE OTC BULLETIN BOARD, YOUR ABILITY TO SELL YOUR SHARES IN THE SECONDARY MARKET MAY BE LIMITED.

     Our common stock and class A redeemable warrants commenced trading on the OTC Bulletin Board on October 19, 2000 under the trading symbol "PPDA" and "PPDAW," respectively. Our class B redeemable warrants trade under the symbol "PPDAZ". Because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

BECAUSE OUR SHARES ARE DEEMED "PENNY STOCKS," YOU MAY HAVE DIFFICULTY SELLING THEM IN THE SECONDARY TRADING MARKET.

     The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

IF AN EVENT OF DEFAULT OCCURS UNDER THE CONVERTIBLE NOTE ISSUED TO LAURUS, IT COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS, OR FINANCIAL CONDITION.

     On February 27, 2004 we issued a $2,000,000 convertible note to Laurus. Events of default under the note include:

          o    failure to pay interest and principal payments when due;

          o a breach by us of any material covenant or term or condition of the note or in any agreement made in connection therewith;

          o a breach by us of any material representation or warranty made in the note or in any agreement made in connection therewith;

          o we make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us;

          o any form of bankruptcy or insolvency proceeding is instituted by or against us, which is not vacated within 90 days;

          o any money judgment or similar final process filed against us for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days;

          o our failure to timely deliver shares of common stock when due upon conversions of the note; and

          o our common stock is suspended for 5 consecutive days or 5 days during any 10 consecutive days from a principal market.

     If we default on the note and the holder demands all payments due and payable, we will be required to pay 125% of the outstanding principal amount of the note and any interest accrued thereon. The cash required to pay such amounts will most likely come out of our working capital. Since we rely on our working capital for our day to day operations, such a default on the note could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE HAVE ADDITIONAL SECURITIES AVAILABLE FOR ISSUANCE, INCLUDING PREFERRED STOCK, WHICH IF ISSUED COULD ADVERSELY AFFECT THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK.

     Our articles of incorporation authorize the issuance of 95,000,000 shares of common stock and 5,000,000 shares of preferred stock. The common stock and the preferred stock can be issued by, and the terms of the preferred stock, including dividend rights, voting rights, liquidation preference and conversion rights can generally be determined by, our board of directors without shareholder approval. Any issuance of preferred stock could adversely affect the rights of the holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. Accordingly, shareholders, including those purchasing the securities offered hereby, will be dependent upon the judgment of our management in connection with the future issuance and sale of shares of our common stock and preferred stock, in the event that buyers can be found therefor. Any future issuances of common stock or preferred stock would further dilute the percentage ownership of our company held by the public shareholders. Furthermore, the issuance of preferred stock could be used to discourage or prevent efforts to acquire control of our company through acquisition of shares of common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors. You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Description of Business."

     These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

     Any of the factors described above or in the "Risk Factors" section above could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus. Rather, the selling security holder will receive those proceeds directly. We may receive proceeds in connection with the exercise of warrants whose underlying shares may in turn be sold by selling security holder. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds if received will be used for general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock and class A redeemable warrants commenced trading on the OTC Bulletin Board on October 19, 2000 under the trading symbol "PPDA" and "PPDAW," respectively. Our class B redeemable warrants trade under the symbol "PPDAZ".

     The following table sets forth the high and low prices for our common stock as reported on the Nasdaq OTC Bulletin Board. These prices reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

                                    Year Ended                  Year Ended                    Year Ended
                                December 31, 2003           December 31, 2002              December 31, 2001
                             ------------------------- ----------------------------- ------------------------------
                                High          Low           High           Low           High            Low
                                 Ask          Bid           Ask            Bid            Ask            Bid
                             ------------ ------------ --------------- ------------- -------------- ---------------

First Quarter
   PPDA                         .25           .15            .63           .33           2.88           1.03
   PPDAW                        .02           .02            .40           .15           1.44            .53
   PPDAZ                        .02           .02            .20           .11
Second Quarter
   PPDA                         .35           .08            .60           .18           2.10           1.01
   PPDAW                        .05           .02            .30           .07            .75            .40
   PPDAZ                        .02           .02            .18           .05

Third Quarter
   PPDA                         .23           .13            .39           .18           1.21            .85
   PPDAW                        .10           .02            .07           .07            .45            .25
   PPDAZ                        .05           .02            .04           .03


Fourth Quarter
   PPDA                         .65           .21            .35           .18           1.10            .40
   PPDAW                        .19           .05            .07           .07            .30            .20
   PPDAZ                        .10           .04            .04           .03


                                FIRST QUARTER MARCH 31, 2004
First Quarter 2004
   PPDA                        1.45           .65
   PPDAW                        .70           .19
   PPDAZ                        .30           .10




     On May 21, 2004, the closing price for our common stock, as reported by the Nasdaq OTC Bulletin Board, was $1.25 per share and there were approximately 55 shareholders of record.

     Dividend Policy

     We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We expect to retain our earnings, if any, to provide funds for the expansion of our business. Future dividend policy will be determined periodically by the Board of Directors based upon conditions then existing, including our earnings and financial condition, capital requirements and other relevant factors.

     Equity Compensation Plans


     The following table sets forth certain information, as at March 31, 2004, with respect to our equity compensation plans:



                                                                                                NUMBER OF SECURITIES
                               NUMBER OF SECURITIES TO BE           WEIGHTED-AVERAGE           REMAINING AVAILABLE FOR
                                 ISSUED UPON EXERCISE OF           EXERCISE PRICE OF               FUTURE ISSUANCE
                                  OUTSTANDING OPTIONS,            OUTSTANDING OPTIONS,       UNDER EQUITY COMPENSATION
        PLAN CATEGORY              WARRANTS AND RIGHTS            WARRANTS AND RIGHTS                   PLANS
        -------------              -------------------            -------------------        -------------------------
Equity compensation plans approved by security holders.

  Total......................              2,547,637                    $.50                       1,452,363

                                        ===============                 ====                       ==========






                                    DILUTION

     Sales of the shares of common stock by the selling security holder in this offering will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling security holder. There will be no change in the net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the selling security holder. Prospective investors in the shares held by the selling security holder should be aware, however, that the price of shares being offered by the selling security holder may not bear any rational relationship to our net tangible book value per share.

                             DESCRIPTION OF BUSINESS

     (a)  BUSINESS DEVELOPMENT

     We are a Delaware corporation that was incorporated in June 1997. During 1998, we researched and developed an online system to easily access and deliver requested information from industry members of the healthcare, pharmaceutical and biotechnology industries to subscribers to our site. This research focused on refining the process in which we receive the relevant information from the individual, quickly relate this information to the customer, and then relay back to the customer the relevant information he or she requested. We launched the initial beta-version of our website in August 1999. Our website is located at http://www.pipelinedata.com

     During our development period, management devoted the majority of its efforts to initiating the process of the web site design and development, obtaining new customers for sale of consulting services, developing sources of supply, developing and testing its marketing strategy and finding a management team to begin the process of: completing its marketing goals; furthering its research and development for its products; completing the documentation for and selling initial shares through the company's private placements; and completing the documentation for the company's initial public offering. These activities were funded by the company's management and investments from stockholders.

     Our goal has been to become a pipeline of data to the public. After much research and negotiation, we acquired all of the stock of SecurePay, on March 19, 2002. SecurePay is an integrated provider of transaction processing services, gateway services, related software application products and value added services primarily to small-to-medium sized merchants operating either in the physical "brick and mortar" world, mobile merchant (wireless) or the virtual world of the Internet. SecurePay developed and began marketing technologies and services that provide secure, convenient means of making and accepting payments over the Internet, wireless devices and Web (TCP/IP) connected PC and cash registers. SecurePay provides transaction processing support for all major credit and charge cards, including Visa, MasterCard, American Express, Discover, Diner's Club and JCB, and also provides access to debit card processing and check verification services. It provides merchants with a broad range of transaction processing services, including authorizing card transactions at the point-of-sale, capturing and transmitting transaction data, effecting the settlement of payments and assisting merchants in resolving billing disputes with their customers. In addition, SecurePay has developed several value-added software applications that can be delivered to its customers and updated via its proprietary host network (the "SecurePay Host"). The capabilities of the SecurePay Host result in rapid response time and its substantial bandwidth facilitates the delivery of sophisticated value added services. SecurePay's ability to effectively employ technology, together with the capabilities of the SecurePay Host, enable it to respond quickly and effectively to the changing and diverse needs of its merchant customers.

     As a result of this transaction, SecurePay became our wholly owned subsidiary. The acquisition of SecurePay was accomplished by a stock for stock exchange in which we acquired all of the issued and outstanding common stock of SecurePay in exchange for the issuance of seven million six hundred thousand (7,600,000) newly issued shares of our common stock. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by our most recent Form 10Q or Form 10K, then we shall issue an additional 3,800,000 shares of our common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K then we shall issue an additional 3,800,000 of our shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

     On August 26, 2002, we acquired all the capital stock of Northern Merchant Services. Northern Merchant Services, Inc. ("NMSI") is an independent sales organization which markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. NMSI's operating and growth strategies focus on expanding NMSI's customer base of small and medium-sized merchants through bank referrals, direct sales, independent sales agents, trade and other association affiliations, merchant portfolio purchases and superior customer service. NMSI has experienced rapid growth in its total merchant portfolio base which has fostered significant growth in NMSI's revenues and earnings. This increase in revenues has resulted primarily from new merchant contracts generated through NMSI's marketing and sales efforts and revenue enhancements with existing merchants.

     As a result of this transaction, NMSI became our wholly owned subsidiary. The acquisition of NMSI was accomplished by a stock for stock exchange in which we acquired all of the issued and outstanding common stock of NMSI in exchange for (i) five thousand shares of series A preferred convertible stock (the "Preferred Shares"), each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii) one million of our common shares. In addition, the former shareholders of NMSI have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the NMSI, as our wholly owned subsidiary, attains 5,000 merchant accounts, we shall issue to the former shareholders of NMSI an aggregate of one million (1,000,000) common shares, up to an aggregate of 3,000,000 common shares. This earn- in restriction shall expire on the fourth anniversary of the date of the acquisition agreement governing the transaction.

     We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 Preferred Shares into 3,000,000 million common shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.



    On February 27, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus Funds"), a financial institution specializing in funding small and micro-capitalization companies, to provide our company with up to $3.0 million in financing. Under the arrangement, we issued $2,000,000 of our 6% convertible term notes at a conversion price of $1.00 to Laurus Funds, and Laurus Funds agreed, subject to certain conditions, to purchase up to an additional $1,000,000 of Pipeline's 6% convertible term notes. We granted to Laurus a first priority security interest in our assets to secure the obligations under the note pursuant to a security agreement dated February 27, 2004 between us and Laurus. We used $1,000,000 of the proceeds of the financing to fulfill our repayment obligation under the NMSI Acquisition Agreement to repurchase a portion of the Weller stock and intend to use the remainder to acquire merchant portfolios in order to grow our business.

     We have embarked upon a recent campaign for quality portfolio acquisitions fueled by the Laurus funds. We have made five recent acquisitions.

     On March 15, 2004, our subsidiary Northern Merchant Services, Inc. entered into an Asset Purchase Agreement with Leslie E. McElhiney, Michael Hornung, and Patricia Thornton, for rights to residual payments ("Residual Rights") which relate to certain merchant accounts. As consideration for the assets sold, Northern Merchants paid an aggregate purchase price of $131,363.00 plus 21,968 shares of our restricted common stock to McElhiney; $42,093.33 to Hornung; and, $94,624.68 plus 10,984 shares of our common stock to Thornton.

     On May  18,  2004,  we  entered  into  an  asset  purchase  agreement  (the
"Millennium Agreement") with MILLENNIUM MERCHANT SERVICES, INC. and Kent Stiritz, (the "Sellers"), pursuant to which we agreed to purchase Sellers' rights to residual payments ("Residual Rights") under Merchant Agreements. Sellers are independent agents in the business of soliciting merchants and other customers on behalf of third-party providers of card-based transaction processing services for the purpose of encouraging such merchants and other customers to conclude merchant agreements with such providers (this business is referred to herein as the "Merchant Solicitation Business" and the agreements with the providers is referred to herein as "Merchant Agreements".

     The Millennium Agreement contemplates that the Residual Rights shall be purchased in a series of transactions. The consideration for the Residual Rights shall be shares of Pipeline's common stock (the "Shares"). There have been a total of 4.2 million Shares set aside for the Residual Rights sales (subject to adjustments in the event of a reverse stock split or other stock recombination).

     On May 25, 2004, our subsidiary Northern Merchant Services, Inc. entered into an Asset Purchase Agreement (the "UPC Agreement") with UNITED PROCESSING CORPORATION LTD. ("UPC"), pursuant to which NMS agreed to purchase UPC's Residual Rights under Merchant Agreements. UPC is an independent agent in the business of soliciting merchants and other customers on behalf of third-party providers of card-based transaction processing services for the purpose of encouraging such merchants and other customers to conclude merchant agreements with such providers (this business is referred to herein as the "Merchant Solicitation Business" and the agreements with the providers is referred to herein as "Merchant Agreements"). The two Merchant Agreements under which rights were transferred are: (i) an Agreement dated April 30, 1996 with EFS NATIONAL BANK, (the "EFS Existing Agreement") and (ii) an Agreement dated April 2, 1998 with NATIONAL PAYMENT SYSTEMS, INC., a New York Corporation, d/b/a CARD PAYMENT SYSTEMS ("CPS") (the "CPS Existing Agreement"). As consideration for the assets sold, NMS paid an aggregate purchase price of $312,000 in cash or certified check and 21,000 Shares of Pipeline Data Common Stock.

     On May 13, 2004, we appointed former Concord EFS (NYSE:FDC) Senior Vice President Kevin Smith as our Chief Operating Officer and named him president of our new Independent Sales Organization (ISO) division, Pipeline Data Processing. Smith's primary objective will be to aggressively grow the number of merchant accounts serviced. The division will target the wholesale processing industry on a greatly expanded scale by leveraging its operating efficiencies to reduce underlying costs and increase profit margins. We will continue to seek exceptionally talented individuals, like Kevin Smith, to add depth to our management and staff.

     (b)  BUSINESS OF ISSUER

The business of our subsidiary SecurePay
----------------------------------------------------

     Business Summary

     SecurePay is a custom credit card transaction processor serving as a gateway intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants. Most credit card transactions worldwide are processed by a third-party working in conjunction with the financial networks. SecurePay processes all major card types including Visa, MasterCard, Amex, Discover and JCB. Presently, SecurePay's solutions include: wireless applications operating on cell phone networks, PDA devices to support mobile merchant card acceptance applications, proprietary shopping cart solutions, virtual credit card terminals and multiple custom interfaces to support Value-Added Resellers.

Merchant services provided by SecurePay
---------------------------------------------------

     Authorization Services

     SecurePay provides electronic transaction authorization services for all major credit and charge cards originating from certain wireless cell phone and PDA devices and transactions originating through the Internet. Authorization generally involves approving a cardholder's purchase at the point-of-sale after verifying that the card is not lost or stolen and that the purchase amount is within the cardholder's credit or account limit. The electronic authorization process for a credit card transaction begins when the merchant "swipes" the card through its POS terminal or enters the card via the Internet and enters the dollar amount of the purchase. After capturing the data, the device transmits the authorization request via the SecurePay Host to the Company's switching center, where the data is routed to the appropriate credit card association network for authorization. The transaction is approved or declined by the credit card association, and the response is transmitted back to SecurePay's switching center, where it is routed to the appropriate merchant.

     Data Capture and Reporting Services

     At the time of authorization, data relating to the transaction, such as the purchase price and card number, is stored by the SecurePay Host. This maximizes accurate transaction reconciliation with each merchant and protects against potential loss of data. This information also allows SecurePay to provide merchants with information services such as specialized management reports, accounting export files and to assist in its other customer service operations. Merchants can access this archived information through the SecurePay Host which allows the merchant direct access to its database through a PC or wireless device.

     Software Application Products And Value-Added Services

     In addition to card transaction processing, SecurePay offers related software application products and value-added services to its merchant customers. These products and services are designed to run on Internet connected Windows-based PCs and wireless devices. Offering a broad range of products and services historically unavailable to small-to-medium sized merchants is an integral part of SecurePay's strategy of focusing on these merchants and differentiating itself among the banks and Independent Sales Organization's (ISO's) serving this market segment. Management believes that the quality and reliability of its products and services enhance SecurePay's ability to attract and retain merchant customers.

SecurePay currently offers a variety of products and services, each with a differing application, including the following:
-------------------------------------------------------------------------------

     Virtual Terminal

     SecurePay's virtual terminal is the core SecurePay Host product which allows payment processing via any Internet connected device. Its virtual terminal allows a card reader attached to a PC to read the entire magnetic stripe across the Internet, thereby qualifying a merchant for the lowest possible fees for card acceptance. The virtual terminal can process sales, voids, forces and returns. The address verification system (AVS) confirms shipping and cardholder address information to protect merchants from fraud. It will process recurring transactions and allows access to the entire suite of reporting functions. All transactions are encrypted using industry standard SSL technology.

     Shopping Cart Technology

     The shopping cart (Easy Shop) is one of the most powerful, yet user-friendly carts on the market that is fully integrated to a proprietary gateway. The shopping cart gives merchants an easy way to create either a "Buy Now" button on their Web site or a simple HTML link to the Easy Shop cart. It can be used with most Web sites. Core features include sales tax and shipping cost calculations, real-time card processing, automatic customer configuration and e-mail order notification, advance cart support for product size and color selections, unlimited number of products supported, product import and export to accounting applications, support of downloadable items (soft goods) such as documents, program images and audio files, promotion of items and coupons and allowance of order viewing summaries by date or order detail via quick link technologies.


     Gateway and Communication Interfaces

     SecurePay's gateway solutions allow VAR's and programmers access to the card authorization systems by integrating their product to SecurePay for card processing. The company supports eight different communication objects, allowing flexibility to programmers who wish to create their own custom applications.

     Cell Phone and PDA Devices


     SecurePay has developed proprietary and interfaced third-party payment application utilizing Palm OS, Java and Windows CE to allow the acceptance of card payments over wireless Internet connected PDA and cell phone devices. In addition to the many third-party applications available, the SecurePDA and cell phone-based applications provide functionality and value-added features that previously were the domain of only the largest companies. Features of the Secure PDA and cell phone applications include: store and forward, signature capture, error correction, full reporting and customizable data fields, as well as a price point less than any other traditional wireless card processing devices on the market. The wireless solution enables the merchant to process transactions utilizing airwaves, as opposed to traditional phone lines, for wireless transaction authorization and processing. Wireless enabled transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affords merchants increased flexibility, mobility and security in processing card transactions. Further, wireless technology allows merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions or key entered transactions.

     Procurement and Purchasing Cards

     Corporate procurement and purchasing cards are growing in popularity and flexibility of use, and SecurePay is exploring opportunities intended to take advantage of this emergence. Procurement and purchasing cards, although very similar in most respects to bank and charge cards, are tailored to a specific business and functionality. Purchasing cards may be used, for example, to replace the traditional use of paper-based purchase orders, confirmations and invoices with electronically authorized, processed and recorded transactions. Another illustrative use of a purchasing card is an insurance company that issues purchasing cards to its policyholders for their purchase of medical supplies, prescriptions and services from certain health care providers, all of whom have agreed, in advance, to accept the insurance company's purchasing cards. Purchasing cards can be used effectively in these and other capacities to reduce the costs, human error and security issues associated with paper-based transactions, while concurrently offering the benefits of increased flexibility and functionality, including specialized review, reporting and accounting functions.

The business of our subsidiary NMSI
---------------------------------------------

     Business Summary

     NMSI targets small and medium-sized merchants as its primary customer base. These merchants generally have a lower volume of credit card transactions, are difficult to identify and have traditionally been underserved by credit card processors. Management of NMSI estimates that there are approximately 3.2 million merchant locations in the United States currently accepting Visa and MasterCard credit cards in the small merchant market segment; and that approximately 2 million of such small merchant locations utilize electronic processing for credit card transactions. Management believes the small and medium-sized merchant market offers NMSI significant growth opportunities for the "first time" installation and subsequent servicing of credit card authorization and payment systems.

     NMSI utilizes exclusive contractual relationships with banks/direct salespersons, trade associations, distributors and wholesalers to reach merchants that would otherwise be difficult to identify and locate using customary marketing practices. Pursuant to these relationships, banks/direct salespersons endorse the processing systems marketed and serviced by NMSI and participate in originating new customers for NMSI. Through the use of its field sales force, management believes NMSI's cost structures will continue to be competitive with the cost structures of its competitors.

     Management believes increased competition in the industry and other factors have pressured certain competitors to dispose of all or a portion of their merchant portfolios. As a result, management believes many opportunities for portfolio purchases exist as the industry continues to consolidate. NMSI believes it has the management experience necessary to successfully integrate purchased merchant portfolios on a cost-effective basis, thereby achieving better economies of scale.

     NMSI provides comprehensive customer service and support to its merchants requiring consultative problem solving and account management. Management believes that providing cost-effective, reliable and responsive service is the most effective long-term strategy to retain its merchant base. Through internally generated sales of merchant accounts, purchases of merchant account portfolios, retention of merchants and the increasing use and acceptance of credit cards, management believes NMSI has developed a stable and growing recurring base of revenues.

     Market Outlook

     Historically, the larger acquiring banks have marketed credit card processing services to national and regional merchants, not emphasizing small to medium-sized merchants, as small merchants are often difficult to identify and expensive to service. This created an opportunity for non-banks, including independent service organizations such as NMSI, that recognized the business potential of providing electronic processing to these small merchants. Management estimates that there are approximately 3.2 million small merchant locations nationwide accepting Visa and MasterCard credit cards. The transaction processing industry has undergone rapid consolidation over the last several years with the three largest acquirers controlling over 50% of market share. Merchant requirements for improved customer service and the demands for additional customer applications have made it difficult for some community and regional banks and independent service organizations to remain competitive. Many of these providers are unwilling or unable to invest the capital required to meet those evolving demands, and are leaving the transaction processing business or otherwise seeking partners to provide transaction processing for their customers. Despite this ongoing consolidation, the industry remains fragmented with respect to the number of entities providing merchant services. Management believes that these factors will result in continuing industry consolidation over the next several years.

     Operating Strategy

     Focus on Small to Medium-Sized Merchants. NMSI has focused its marketing efforts on small to medium-sized merchants, which have traditionally been underserved by processing banks. Management believes it understands the unique characteristics of this market segment and has tailored its marketing and servicing efforts accordingly. NMSI is able to provide electronic processing systems at rates that generally are lower than those available from small local processors as a result of its transaction volume.

     Create Bank/Direct Sales Relationships. NMSI utilizes exclusive contractual relationships with banks/direct salespersons to reach small merchants that would otherwise be difficult to identify and locate using customary marketing practices. Pursuant to these relationships, banks/direct salespersons endorse the processing systems marketed and serviced by NMSI and participate in originating new customers for NMSI.

     Minimize Marketing Expense. Using the leads generated by its banks/direct sales relationships provides NMSI with a cost-effective means of contacting small merchants that traditionally have been difficult to reach.

     Deliver Customer Service Support. Management believes providing cost-effective, reliable and responsive service is the most effective long-term strategy to retain its merchant base. The size of NMSI's merchant base enables it to support a customer service program designed to provide consultative problem solving and account management. NMSI is continuing to upgrade its customer service information systems by installing new hardware and creating proprietary software applications to further enhance the customer service it provides and to accommodate future growth.

     Increase Operating Efficiencies. Currently, NMSI outsources its processing and network services from third-parties which have excess capacity and the expertise to handle NMSI's needs.

     Management believes because its merchant base generates significant transaction volume in the aggregate, NMSI has been able to negotiate competitive pricing from its processing and network providers at favorable rates. NMSI has achieved significant reductions in certain operating expenses through operational efficiencies, economies of scale and improved labor productivity. The Company intends to outsource processing and network services as long as it is economically more attractive than to develop and support these services within NMSI, allowing management to focus on its core business of sales, marketing and customer service.

     Maintain a Stable and Growing Recurring Revenue Base. Through merchant retention and increased credit card use, NMSI has developed a stable and recurring base of revenues. In addition to its high customer service level, NMSI's endorsements from banks/direct salespersons provide an additional link to its merchants that tend to reduce attrition. Furthermore, management believes that the size of the merchants it services make the merchants less likely to change providers because of the up-front costs associated with a transfer.

     Growth Strategy

     NMSI combines both internal and acquisition based growth strategies. Internal growth is achieved through its bank referral relationships and direct sales and marketing efforts. External growth is sought through acquisitions of complementary merchant portfolios. Through the use of its bank/direct sales relationships, NMSI obtains new merchant accounts by offering merchants technologically advanced products and services with better levels of service than those obtainable from other sources. In addition to increasing its penetration of the small merchant segment, management intends to continue NMSI's growth through purchases of merchant portfolios from banks and other independent service organizations, assuming adequate financing and acceptable transaction terms are achieved.

     Marketing

     NMSI's marketing strategy is to solicit prospective merchants primarily through NMSI's banks/direct sales marketing programs. Under these arrangements, NMSI obtains the exclusive endorsement of the bank and receives initial and ongoing marketing assistance from the bank to its customers.

     Portfolio Acquisitions

     NMSI expects to acquire selected merchant portfolios that complement NMSI's existing customer base of small to medium-sized merchants. NMSI will perform an extensive review of the cash flow characteristics of each portfolio, the types of business conducted therein, the credit status of the merchants in the portfolio, NMSI's ability to control attrition of the portfolio and the opportunities the portfolio provides for revenue enhancement and cost reduction. The Company will determine a valuation of each portfolio acquisition opportunity based on a combination of these factors.

     Management believes the consolidation activity in the transaction processing industry offers NMSI many opportunities for portfolio purchases. NMSI's past management experience, coupled with operating efficiencies, should enhance NMSI's ability to successfully integrate purchased merchant portfolios on a cost-effective basis.

     Smaller  independent  sales  organizations  are  NMSI's  primary  source of portfolio acquisitions. Typically these service organizations have built portfolios to the limits of their servicing capabilities, are facing increasing competitive pressures from larger, lower cost providers and/or are seeking additional liquidity. Another source of portfolio acquisitions are commercial banks which, in an effort to lower their internal overhead, often sell or outsource their credit card servicing operations, creating the opportunity for buyers to acquire the existing merchant portfolio. Often, the small-merchant portion of these portfolios is viewed as being unattractive by acquiring banks or third-party processors and can be acquired at favorable terms. Management believes the portfolio acquisition market will continue to be an attractive source of new customers in the future.

     Processing Relationships

     NMSI markets and services electronic credit card authorization and payment systems pursuant to contractual relationships with processing banks that are members of Visa and MasterCard. Under such contractual relationships, NMSI's processing banks process merchant credit card transactions pursuant to contracts, the terms of which have been negotiated by NMSI and approved by the processing bank. NMSI's processing banks withhold from the merchants a discount rate and various fees for the processing of each credit card transaction. From NMSI's discount rate revenues, amounts are paid to the issuing bank, the network service provider, Visa or MasterCard and to the processing bank.

     Generally NMSI's agreements with processing banks contain aspects of both marketing and service. The marketing portions of the agreements permit NMSI to originate new merchants which then enter into contractual agreements with the processing banks for processing of credit card transactions. The service portion of the agreements permits NMSI to provide appropriate service (including terminal programming and shipping, employee training, equipment supply and repair and operational support) to the merchants solicited to process on the processing banks' systems. Although the marketing portion of the agreements is limited as to time, the service portion of these agreements is not. Accordingly, NMSI has a right to continue to receive revenues from these processors, so long as NMSI remains in compliance with the service agreement.

     Agreements With Processing Banks

     To date, NMSI relied on four banks to process the credit card transactions of NMSI's clients. At this time, NMSI's agreement with its principal processing bank, Nova Information Systems, Inc.(NIS), a subsidiary of US Bancorp , applies to approximately 80% of NMSI's aggregate merchant base. NMSI has agreements with its processing banks to provide for NMSI to continue to receive revenues as long as the merchants subject to the agreement process credit card transactions with the banks, NMSI provides the appropriate service to the merchants and NMSI otherwise remains in compliance with the terms of the agreement. Under the NIS agreement, NMSI bears no liability for any unfulfilled chargebacks. The agreement with the second processing bank also provides for no liability, while the third has limited liability. Each of NMSI's processing agreements may be terminated by either party in the event of default of obligations, insolvency or receivership, or failure to make payments when due or to abide by the rules and regulations of Visa and MasterCard. NMSI solicits, on a non-exclusive basis, merchants to process transactions with the processing banks.

     Network Services

     Networks provide an electronic connection or pathway between the merchant and NMSI's processing banks and are paid a fixed amount per transaction. All appropriate parties receive pertinent information from merchants via the networks. NMSI's relationships with its processing banks enable it to negotiate directly with network service providers to obtain volume discounts for network services.

     Discount Rate And Fees

     The primary source of revenue for NMSI is the discount rate paid by the merchant for each credit card transaction processed for that merchant. In addition to revenues derived from the discount rate, NMSI receives periodic fees from most of its merchants for providing various services which are reflected in the table below as "Average Fees per Transaction." The discount rate and fees are negotiated by NMSI, within the terms of NMSI's processing agreements, with each of the merchants to which NMSI provides services. NMSI contracts with third parties to provide a portion of the services to the merchant, including communication networks, transaction processing and monthly preparation of detailed merchant statements. Additionally, NMSI complies with the pricing structures established by Visa and MasterCard associations for the interchange fee paid to the retail consumers' card-issuing banks and the associations' fees. The primary costs incurred by NMSI in delivering its services to the merchants are: (i) an interchange fee paid to the card-issuing bank which is set by the Visa and MasterCard associations and which is calculated as a percentage of the transaction amount and/or an associated transaction fee, (ii) a fee calculated as a percentage of the transaction amount that is paid to the Visa or MasterCard association which is established by the member banks of the Visa and MasterCard associations, (iii) a fixed, per-transaction fee paid to the network service provider which is negotiated between NMSI and the network service provider and
(iv) a fixed, per-transaction fee paid to the processing bank which is negotiated between NMSI and the processing bank. Management believes, based on information received from NMSI's merchant customers, that the range of discount rates offered by other service providers is approximately 1.4% to 4.0%. The discount rates offered by NMSI are within this range.



     A standard pricing model is illustrated below for a merchant with a $100.00 sale. The breakdown is as follows for a discount rate of 1.79% and a per item fee of $.25:

         Sale                                      $100.00
         Cost to merchant    $100.00 x 1.79% =       $1.79
         Transaction fee                            $  .25
         Total cost                                  $1.94
         NMSI costs
         Discount cost                               1.59%
         Per item cost                               $ .19
         NMSI Profit
         Discount spread                              .20%
         Per item spread                             $ .06
         Total Profit                                $ .26

     The previous example is for illustration purposes only. Costs vary depending on volume as well as industry type. Thus, costs and profits are subject to change.

     In most cases, in accordance with NMSI's contracts with its processing banks, the funds collection and disbursement function for each of the items listed above is performed on behalf of NMSI by the processing bank. At month end, the processing bank collects the total discount rate and various fees from the merchants via electronic withdrawal and disburses to each of the service providers its fees, except for the interchange fee paid to the card-issuing bank for which the disbursements are made daily. Shortly after month end, the processing bank disburses to NMSI the remainder of the funds collected from the merchant. NMSI then disburses funds to agents and other service providers. Several factors can alter the profitability to NMSI for merchant transactions. Primarily, these include (i) improper use of the card reading terminal by the merchant resulting in higher interchange fees paid to the card-issuing bank,
(ii) lower than anticipated average dollar sales of credit card transactions, thereby reducing NMSI's gross transaction margin because many of the transaction costs are fixed and (iii) the inability to collect the discount rate because of insufficient funds in the merchant's bank account.

     Merchant Clients

     NMSI serves a diverse portfolio throughout the United States consisting of small to medium-sized merchant clients, primarily in general retail industries. Currently, no one customer accounts for more than 5% of NMSI's charge volume. Client diversification has contributed to NMSI's growth by mitigating the varying economic conditions of the regions in which its merchants are located.

     Merchant attrition is an expected aspect of the credit card processing business. Historically, NMSI's attrition has related to merchants going out of business, merchants returning to local processing banks or merchants transferring to competitors for rates NMSI was unwilling to match.

     Merchant fraud is another expected aspect of the credit card processing business. , NMSI is only responsible for fraudulent credit card transactions of its merchants on less than 20% of its merchant customers. Examples of merchant fraud include inputting false sales transactions or false credits. NMSI and its processing banks monitor merchant charge volume, average charge and number of transactions, as well as check for unusual patterns in the charges, returns and chargebacks processed. As part of its fraud avoidance policies, NMSI generally will not process for certain types of businesses which provide future services wherein incidents of fraud have been common. Generally, NMSI is not responsible for cardholder fraud. NMSI evaluates its risks and estimates the potential loss for chargebacks and merchant fraud based on historical experience and maintains a reserve account for potential losses.

     Merchant Services

     Management believes providing cost-effective, reliable and responsible service is the most effective method of retaining merchant clients. NMSI maintains personnel and systems necessary for providing such services directly to merchants and has developed a comprehensive program involving consultative problem solving and account management. NMSI maintains a 24-hour a day help desk to respond to inquiries from merchants regarding terminal, communication and training issues. Service personnel provide terminal application consultation by telephone and regularly reprogram terminals via telephone lines to accommodate particular merchant needs regarding program enhancements, terminal malfunctions and Visa and MasterCard regulations. In addition, merchants may obtain direct, personal assistance in reconciling network and communications problems, including problems with network outages and local phone company services. NMSI has an ongoing program to further enhance the customer service it provides and to accommodate future growth of NMSI's merchant base. In connection with upgrading NMSI's customer service information system, the Company will continue to purchase new hardware and software. NMSI may sell or lease a credit card terminal to its merchant customers. NMSI's terminals are "down-loadable," meaning additional services, such as authorization or payment services for additional credit cards, can be installed in the terminal electronically from NMSI's offices without the necessity of replacement equipment or an on-site installation visit. Additionally, peripheral equipment such as pin pads and printers can easily be forwarded to the merchants upon request. NMSI also loans, tests and ships point-of-sale terminals directly to merchant locations, and provides complete repair-or-replacement services for malfunctioning terminals. Generally, NMSI can arrange for delivery of replacement terminals by overnight courier.

Distribution methods of the products or services
-----------------------------------------------------------

     Distribution methods of our subsidiary SecurePay

     Marketing

     To reach its target market segment in a cost-effective manner and to further its market penetration, SecurePay markets its services through three principal channels: (i) bank alliances through which it offers its services to merchants in cooperation with community and regional banks, allowing SecurePay to capitalize on the presence of those banks in particular geographic markets;
(ii) partnering with Independent Sales Organizations that market and sell SecurePay's services to merchants and (iii) direct sales, to allow cost-effective access to small-to-medium sized merchants dispersed throughout the United States and otherwise to supplement the bank alliance and Independent Sales Organization partnering channels. In addition, SecurePay engages in marketing efforts that include marketing agreements with various trade and other associations and marketing through VAR's that integrate its transaction processing services with specialized business management software.

     Bank Alliances

     SecurePay's marketing efforts are directed at forming bank alliances. Through these relationships, it offers its services to merchants in cooperation with community and regional banks, allowing SecurePay to capitalize on the presence of those banks in particular geographic markets. SecurePay's bank alliances consist of three types of relationships: (i) relationships created as a result of SecurePay's acquisition of a bank's merchant portfolio, pursuant to which it provides transaction processing services on a co-branded basis with such bank ("Acquisition Alliances"); (ii) agent bank relationships where the bank purchases its services and markets and resells those services directly to merchants ("Agent Bank Alliances"); and (iii) bank referral relationships where the bank refers to SecurePay merchants who desire or otherwise inquire about transaction processing services ("Bank Referral Alliances").

     Acquisition Alliances

     An integral part of SecurePay's overall strategy is to offer banks the opportunity to transfer management and operational responsibility for their merchant gateway portfolios , while continuing to offer transaction processing services on a co-branded basis in cooperation with SecurePay. SecurePay can often effect an invisible transition of services from the merchants' perspective.

     SecurePay compensates its Bank Alliance Partners through varying means. Acquisition Alliance partners typically are compensated by remitting to them a residual for each transaction processed by SecurePay for merchants attributable to the alliance. SecurePay compensates its Bank Referral Alliance partners typically by paying them a one-time referral fee. Agent Bank Alliance partners are not directly compensated but rather, they derive revenue by reselling SecurePay's services to merchants at a price determined by the Agent Bank.

     Independent Sales Organization Partnering

     Generally, Independent Sales Organization partnering involves engaging an Independent Sales Organization to market and sell SecurePay's products and services on a non-exclusive basis. An Independent Sales Organization that desires to refer a merchant customer to SecurePay will procure the merchant and submit it to SecurePay on the merchant's behalf. Thereafter, the Independent Sales Organization will sell or lease hardware and software to the merchant. SecurePay compensates Independent Sales Organizations by paying them a residual for each transaction processed by it for merchants referred to SecurePay by them, or they derive revenue by reselling its services to merchants at a price determined by the ISO. The Independent Sales Organization's determination of whether to refer a particular merchant to SecurePay depends on a variety of factors, including the terms of the residual offered by SecurePay and the industry in which the merchant conducts its business.

     Direct Sales

     SecurePay continues to expand its direct sales activities. SecurePay has deployed a telemarketing sales force to generate further internal growth. Management believes that its direct sales and telemarketing efforts constitute a significant opportunity to augment its bank alliance and Independent Sales Organization partnering efforts.


     Other Marketing Efforts

     In addition to bank alliances, Independent Sales Organization partnering and direct sales and telemarketing, SecurePay engages in other marketing efforts that management believes complement and diversify further its overall marketing strategy:

     Association Marketing

     Through its association marketing program, SecurePay negotiates and enters into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the transaction processing services provided by SecurePay, creating additional opportunities for SecurePay to reach small-to-medium sized merchants.

     Marketing Through VAR's and Strategic Partners

     SecurePay's marketing efforts are diversified further through the integration of its transaction processing services with the specialized business management software of a growing number of VAR's. VAR's perform a marketing function for SecurePay since their software often is offered on a fully-integrated basis with SecurePay's transaction processing services, creating additional opportunities for the Company to reach small-to-medium sized merchants.

     SecurePay periodically reviews its marketing efforts and distribution channels to minimize channel conflict. Although channel conflict among bank alliances, Independent Sales Organization partnering and direct sales marketing may occur, to date SecurePay has not experienced any significant conflict while pursuing its overall sales strategy.

     Customer Service And Support

     SecurePay is dedicated to providing reliable and effective customer service and support to its merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of its customer service representatives, allow it to provide a high level of customer service, reporting and support to small-to-medium sized merchants historically available only to much larger merchants.

     SecurePay maintains a help line. SecurePay will measure the efficiency of its customer service through certain quantitative data such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. SecurePay will develop comprehensive programs and procedures for training its customer service representatives to assist its merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. Management is dedicated to providing outstanding customer service and support and continually reviews its policies and procedures in an effort to improve these services.

     Distribution Methods of our Subsidiary NMSI

     Marketing

     To reach its target market segment in a cost-effective manner and to further its market penetration, our company has determined to combined the strengths of its two subsidiaries and market its services through three principal channels: (i) bank alliances through which it offers its services to merchants in cooperation with community and regional banks, allowing it to capitalize on the presence of those banks in particular geographic markets; (ii) partnering with Independent Sales Organizations that market and sell our services to merchants and (iii) direct sales, to allow cost-effective access to small-to-medium sized merchants dispersed throughout the United States and otherwise to supplement the bank alliance and Independent Sales Organization partnering channels.

     Bank Alliances

     NMSI's has an established marketing strategy to solicit prospective merchants primarily through NMSI's bank/direct sales marketing programs. Under these arrangements, NMSI obtains the exclusive endorsement of the bank and receives initial and ongoing marketing assistance from the bank to its customers.

     Acquisition Alliances

     An integral part of our overall strategy is to offers banks the opportunity to transfer management and operational responsibility for their merchant portfolios, while continuing to offer transaction processing services on a co-branded basis in cooperation with NMSI. NMSI can often effect an invisible transition of services from the merchants' perspective. To further ease the transition process and to assist its Acquisition Alliance partners, NMSI has created an intensive training program whereby its personnel train and educate its Acquisition Alliance partners in all aspects of NMSI's transaction processing services, software application products and value-added services.


     NMSI compensates its Bank Alliance partners through varying means. Acquisition alliance partners typically are compensated by remitting to them a residual for each transaction processed by NMSI for merchants attributable to the alliance. NMSI compensates its Bank Referral Alliance partners typically by paying them a one-time referral fee. Agent Bank Alliance partners are not directly compensated but rather, they derive revenue by reselling NMSI services to merchants at a price determined by the Agent Bank.

     Direct Sales

     We will continue to expand NMSI's direct sales activities. We intend to deploy a telemarketing sales force to generate further internal growth from existing relationships with regional and community banks, Independent Sales Organizations and merchant trade and other associations. Management believes that its direct sales and telemarketing efforts constitute a significant opportunity to augment its bank alliance and Independent Sales Organization partnering efforts.

     Other Marketing Efforts

     In addition to bank alliances and direct sales and telemarketing, we engage in other marketing efforts that management believes complement and diversify further its overall marketing strategy:

     Association Marketing

     Through association marketing programs, we negotiate and enter into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the our transaction processing services, creating additional opportunities to reach small-to-medium sized merchants.

     Customer Service And Support

     NMSI is dedicated to providing reliable and effective customer service and support to its merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of its customer service representatives, allows a high level of customer service, reporting and support to small-to-medium sized merchants historically available only to much larger merchants.

     NMSI maintains a call center. We will measure the efficiency of its customer service through certain quantitative data such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. We will develop comprehensive programs and procedures for training its customer service representatives to assist our merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. Management is dedicated to providing outstanding customer service and support and continually reviews its policies and procedures in an effort to improve these services.

Competitive business conditions and the small business
issuer's competitive position in the industry and methods of competition
-------------------------------------------------------------------------------

     Competitive Position of Our Subsidiary SecurePay

     The market for providing gateway, credit, charge and debit card transaction services to the small-to-medium sized merchant segment served by SecurePay is highly competitive. SecurePay competes in this market segment on the basis of the availability of related products and services, the quality of customer service and support, price, transaction processing speed and quality and reliability. SecurePay's principal competitors in this market segment include other smaller vertically integrated processors or gateway companies and Independent Sales organizations.

     As a result of its experience in payment processing, SecurePay has been able to develop operating efficiencies which SecurePay believes allow it to competitively bid for new business. In addition, SecurePay has continually made technological improvements and is thus able to respond to the unique needs of merchants in various industries. Management believes that the quality, speed and reliability of the SecurePay Host and the breadth, flexibility and user-friendliness of its software application products and services constitute a competitive advantage.

     The SecurePay cell phone application provides distinct competitive advantages. It is considerably less expensive than traditional wireless terminals, which can have a price point up to 70% higher. It is multi-functional, featuring a PDA, digital phone and wireless modem all within a single unit. Competing wireless terminals, by contrast, are single function only. In addition, the SecurePay application offers superior coverage area. While traditional wireless terminals feature only one mode of network coverage which prohibits connection in many areas, SecurePay features up to three modes of cellular network coverage.

     Competitive Position of Our Subsidiary NMSI

     The market for placing and maintaining electronic credit card authorization and payment systems with retail merchants is highly competitive. NMSI competes in this market on the basis of technological capability, quality of customer service, price, support and availability of additional features.

     Industry participants have elected to sell, merge or form strategic alliances in recent years which has prompted many small independent service organizations and other providers to examine such options.

     NMSI's principal competitors are local banks. NMSI also competes with larger, vertically-integrated transaction processors, as well as numerous competitors that provide certain merchant services while using third-parties for network and other services. In addition, NMSI competes with large regional and national banks that have internal sales forces and/or have developed relationships with independent service organizations that are competitors of NMSI. Management believes that by utilizing NMSI's bank/direct sales relationships, NMSI has a distinct competitive advantage in maintaining primary relationships with the underserved, small-to-medium sized merchant segment of the market.

     Larger, more fully integrated companies may penetrate NMSI's segment of the market. Moreover, many of NMSI's competitors have access to significant capital, management, marketing and technological resources that are greater than those of NMSI, and there can be no assurance NMSI will continue to be able to compete successfully with banks, other transaction processors and merchant service providers.

     Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, Including Duration

     Pipeline Data

     We have no patents, trademarks, franchises, concessions, royalty agreements or labor contracts.

     Our Subsidiary SecurePay

     SecurePay is continuously developing software for use in four principal areas: (i) applications for Internet- based and wireless transactions; (ii) transaction switching;(iii) the SecurePay Host; and (iv) customer service and fraud. SecurePay regards its proprietary software as protected by trade secret and copyright laws of general applicability. SecurePay attempts to safeguard its software through the protection afforded by the above-referenced laws, employee and third-party non-disclosure agreements, licensing agreements and other methods of protection. Despite these precautions, it may be possible for unauthorized third- parties to copy, obtain or reverse engineer certain portions of SecurePay's software or to otherwise obtain or use other information SecurePay regards as proprietary. While SecurePay's competitive position may be affected by its ability to protect its software and other proprietary information, management believes that the protection afforded by trade secret and copyright laws is less significant to SecurePay's success than other factors such as the knowledge, ability and experience of SecurePay's personnel and the continued pursuit and implementation of its operating strategies.

     SecurePay   currently  licenses  certain  software  from  third-parties  to supplement its internal software and technology development and to shorten time-to-market software application product deliveries.

     Our Subsidiary NMSI

     Our subsidiary NMSI has no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.


     Number of total employees and number of full time employees.

     As of the date of this filing, we had 23 full-time employees and 1 part-time employee. SecurePay has 9 employees. NMSI has 15 employees.

     Our employees are not represented by any labor union, and we consider our relationship with them to be good.

     TRANSACTION WITH LAURUS MASTER FUND, LTD.

     On February 27, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus Funds"), a financial institution specializing in funding small and micro-capitalization companies, to provide our company with up to $3.0 million in financing. Under the arrangement, we issued $2,000,000 of our 6% convertible term notes at a conversion price of $1.00 to Laurus Funds, and Laurus Funds agreed, subject to certain conditions, to purchase up to an additional $1,000,000 of Pipeline's 6% convertible term notes. We granted to Laurus a first priority security interest in our assets to secure the obligations under the note pursuant to a security agreement dated February 27, 2004 between us and Laurus. We used $1,000,000 of the proceeds of the financing to fulfill our repayment obligation under the NMSI Acquisition Agreement to repurchase a portion of the Weller stock and intend to use the remainder to acquire merchant portfolios in order to grow our business.


     Under the arrangement, Laurus Funds was also issued warrants to purchase up to 500,000 shares of our common stock at exercise prices ranging between $1.25 and $1.75 per share. Laurus may exercise the warrant through February 27, 2011.

     We are obligated to register for resale the shares of common stock issuable upon conversion of the note and upon exercise of the warrant pursuant to a registration rights agreement dated February 27, 2004 between the registrant and the purchaser, of which this registration statement relates.

                             DESCRIPTION OF PROPERTY

     Our principal place of business and the offices of our subsidiary, SecurePay, are located at 1599 Washington Street, Braintree, MA. The operations center for SecurePay is located at 13339 North Central Expressway Suite 103, Dallas, Texas. SecurePay's main office telephone number is (800)932-5708. Its Web site is located at http://www.securepay.com.

     NMSI maintains its corporate headquarters at 12 West Main Street, Brasher Falls, NY. An additional office is located in Tupper Lake, NY.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDING
                           MARCH 31, 2003 AND 2004

     The following discussion relates to the results of our operations to date, and our financial condition:

     This quarterly report contains forward looking statements relating to our Company's future economic performance, plans and objectives of management for future operations, projections of revenue mix and other financial items that are based on the beliefs of, as well as assumptions made by and information currently known to, our management. The words "expects, intends, believes, anticipates, may, could, should" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.

     On August 26, 2002, we consummated an acquisition of Northern Merchant Services, Inc. ("NMSI"), a New York corporation. We issued five thousand shares of Series A Preferred Convertible Stock. Each share of stock is convertible into 1,000 shares of our common stock at the conversion price of $0.50 per common share and one million of our common shares in exchange for all of the capital stock of NMSI. The transaction has been accounted for using the purchase method of accounting, and the purchase price of the transaction is based on the fair market value of our common stock issued. The purchase price was allocated to the NMSI's assets acquired and liabilities assumed by our Company based on their relative fair market values at the acquisition date for the issuance of shares of common stock.

     We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Weller's. On February 27, 2004, we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Weller's exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Weller's.

     Our subsidiary Northern Merchant Services, Inc. ("NMSI") is the successor entity to Northern Merchant Services, a New York sole proprietorship company, which started business in 1997. This transfer was accounted for as a purchase with the recording of the net assets acquired at their fair value.

     NMSI is engaged in the business of promoting the sale and/or marketing of merchant credit card processing services, leasing services, Internet services, Scan, debit, and other providers of such services.

     As part of the NMSI Acquisition Agreement, the Weller's are afforded the opportunity to borrow an aggregate amount of $200,000 from our Company. On November 18, 2003, Kevin Weller borrowed $85,000 from our Company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004.

Critical Accounting Policies and Estimates
-------------------------------------------

     The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses, and our related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, bad debts, intangible assets and income taxes.

     We believe the following critical accounting policies and the related judgments and estimates affect the preparation of our consolidated financial statements.

     We recognize revenue when it is earned and record accounts receivable at that time. We do not account for revenue based on contractual arrangements in advance of their being earned. Our subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee per transaction and may also be charged miscellaneous fees, including fees for handling charge-backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks, as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. We do not account for revenue based on contractual arrangements in advance of their being earned. In May of 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

     The Company adopted SFAS No. 150 as of September 30, 2003. By adopting the new statement, the Company recognized the requirement to repurchase 5000 shares of Series A Preferred Convertible Stock that were issued to Kevin Weller and Nancy Smith-Weller, officers of the Company, that was part of the acquisition of Northern Merchant Services, Inc.(NMSI). This preferred convertible stock was issued in conjunction with the Acquisition Agreement of NMSI from the Weller's. Under the terms of the Agreement, the stock must be repurchased by August 26, 2005 for a sum of $2,500,000. The Weller's have the option of refusing this offer. They may convert the Preferred shares at any time, in whole or in part, to common stock at a rate of $0.50 per common share, reducing the repurchase commitment on a pro-rata basis.

     In adopting the new (SFAS) No. 150, the Company hired an independent third-party appraiser to render a reasonable value of the acquisition and carrying value of the purchase price and transaction costs associated with the business acquisition of NMSI. Management will periodically evaluate whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of the intangible asset using both objective and subjective factors. Objective factors include management's best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company's strategic focus. Portfolio's and customer lists are generally amortized over five to seven years.

     We maintain allowances for the estimated losses from doubtful accounts which result when our customers are unable to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional general and administrative expense in the period such determination was made.

     We do not have any of the following:
     o    Off-balance sheet arrangements
     o Certain trading activities that include non-exchange traded contracts accounted for at fair value.
     o Relationships and transactions with persons or entities that derive benefits from any non-independent relationships other than related party transactions discussed herein.

                               PIPELINE DATA INC.

                              RESULTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002
                  AND THREE MONTHS ENDED MARCH 31, 2004 AND 2003


                                                                For the years ended
                                                December 31, 2002    December 31, 2003   March 31, 2003  March 31, 2004



Revenue                                        $   3,499,820         $ 10,246,955        $ 2,199,271      $ 2,861,865
                                               -------------         ------------       -------------    ------------


Cost of goods and services sold                    2,720,701            8,532,958          1,769,542        2,340,666
                                                   ---------            ---------        -----------     ------------

          Gross profit                               779,119            1,713,997            429,729          521,199
                                                     -------            ---------         ----------     ------------

Operating expenses
    Salaries and payroll cost                        935,678            1,152,865            296,538          335,821
    Selling, general and administrative              504,615              773,123            166,588          196,982
    Depreciation                                       8,761               35,222              8,639            8,663
                                                       -----               ------          ---------      -----------

          Total operating expenses                 1,449,054            1,961,210            471,765          541,466
                                                     -------            ---------          ---------      -----------


          Net Income (loss) from operations         (669,935)            (247,213)          ( 42,036)        ( 20,267)

Other income and expenses
     Interest income                                  28,413               24,235              6,457            7,507
     Interest expense                                (18,062)             (76,812)           (12,898)         (39,473)
                                                     --------             --------          ---------        ---------

           Total other income (expenses)              10,351              (52,577)            (6,441)         (31,966)
                                                     --------             --------           --------       ----------

                  Income (loss)                 $  ( 659,584)          $ ( 299,790)          (48,477)         (52,233)
                                                -------------          -------------          -------       ----------


Basic  earnings (loss) per common share        $       (0.06)        $         (.02)           (.004)          (0.004)
                                               ==============        ===============      ===========     ============

Weighted average shares outstanding, basic         11,986,890             12,902,851        12,740,834      14,279,638

Results of Operations 2003 Compared with 2002
----------------------------------------------

     For the year ended December 31, 2003, the Company generated net revenues of $10,246,955 as compared to revenues of $3,499,820 for the year ended December 31, 2002. The Company's cost of goods and services sold aggregated $8,532,958 as compared to $2,720,701 for the year ended December 31, 2002 and yielded a gross profit of $1,713,997 as compared to $779,119 for the year ended December 31, 2002. The Company's general and administrative costs aggregated approximately $773,123 for the year ended December 31, 2003 as compared to $504,615 for the year ended December 31, 2002, and consisted of the following categories as a percentage of revenues for the year ended December 31, 2003: Rent 39,696 (0.387%) Professional Fees 114,091 (1.113%) Telephone 76,837 (.750%) Postal
8,596 (.084%) Office 15,512 (.151%)

     The Company increased its cash position to $95,120 at December 31, 2003 from a balance of $85,463 as of December 31, 2002. The Company continued to be funded in part from an increase in accounts payable and accrued expenses in the amount of $63,165. The Company expended cash to increase accounts receivable by $41,250 at December 31, 2003. On November 1, 2000, we loaned $200,000 to Accu-Search, Inc., a New Jersey corporation. The loan was evidenced by Accu-Search, Inc.'s promissory note that accrues interest at the rate of 12% annually. The principal amount of the promissory note together with accrued interest was due and payable on December 31, 2001. Subsequent to the date of the financial statements, the Company agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447. Management believes that it will be able to fund the Company through its present cash position and the continuation of revenue producing activities by its subsidiaries Northern Merchant Services, Inc and SecurePay.com, Inc. It may need to seek further capital through exercise of its warrants or by other capital raising needs in order to continue to grow the Company.

Results of Operations for the three months ended March 31, 2004 as compared to the three months ended March 31, 2003.
----------------------------------------------------------------------

     For the three months ended March 31, 2004, the Company generated net revenues of $2,861,865 as compared to revenues of $2,199,271 for the three months ended March 31, 2003. The Company's cost of goods and services sold aggregated $2,340,666 as compared to $1,769,542 for the three months ended March 31, 2003,and yielded a gross profit of $521,199 as compared to $429,729 for the three months ended March 31, 2003. The Company's general and administrative costs aggregated approximately $196,982 for the three months ended March 31, 2004 as compared to $166,588 for the three months ended March 31, 2003, and consisted of the following categories as a percentage of revenues for the three months ended March 31, 2004: Rent 11,544 (.4%) Telephone 27,242 (.95%) Legal and Professional 16,465 (.6%).

     Management believes that it is moving toward profitability. Pipeline plans to attain profitability and meet cash flow needs going forward as follows:

     1.   Management   believes  that  the  increase  in  revenue  Pipeline  has
          experienced will continue as a result of the operations of its subsidiaries, NMSI and SecurePay. NMSI is an Independent Sales Organization which markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. NMSI's operating and growth strategies focus on expanding its customer base of small and medium-sized merchants through bank referrals, direct sales, independent sales agents, trade and other association affiliations, merchant portfolio purchases and superior customer service. SecurePay is a custom credit card transaction processor serving as a gateway intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants. An integral aspect of SecurePay's operating and growth strategy focuses on offering a broad range of products and services historically unavailable to small-to-medium sized merchants, which differentiates it from the banks and Independent Sales Organization's serving this market segment. Management believes that the quality and reliability of its products and services enhance SecurePay's ability to attract and retain merchant customers.

     2. Repayment of the Accu-Search loan. On November 1, 2000, we loaned $200,000 to Accu-Search , Inc., a New Jersey corporation. In consideration of the issuance of the loan, Accu-Search, Inc. granted us a perpetual, non-transferable and non-sublicensable royalty-free license to utilize an automated software process which will enable us to improve the functionality of our Web site. The loan was evidenced by Accu-Search, Inc.'s promissory note that accrues interest at the rate of 12% annually. While no assurance can be given, we anticipate that we will maintain an ongoing working relationship with Accu-Search, Inc. The principal amount of the promissory note together with accrued interest was due and payable on December 31, 2001. We agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447.


          On March 14, 2002, Accu-Search renegotiated their note with us. We agreed to convert the $200,000 note with interest totaling $224,000 into preferred stock of Accu-Search. They also paid an upfront payment of $4,000 in cash. In addition, Accu-Search will provide Pipeline Data two years' Web access to Accu-Search's on-line data and map system. Contracts were finalized and signed and monies delivered on or about July 12th, 2002. During 2003, $63,528 was received from Accu-Search representing payments of interest of $24,620 and a partial redemption of Accu-Search's preferred shares of $38,908. Interest received during the first quarter was $5,394.

  Other Aspects of Our Financial Condition

     3.   Pipeline is seeking to eliminate non-recurring expenses.

     4. Pipeline is seeking to eliminate non-cash charges, such as payment in stock for services rendered to Pipeline.

Liquidity and Capital Resources
-------------------------------
Working Capital, Debt and Liquidity.
------------------------------------

     The Company increased its cash and cash equivalents to $910,346 at March 31, 2004 from a balance of $95,120 as of December 31, 2003.

     Net cash used by operating activities in 2004 was $75,114 for the three months ended March 31, 2004. The net loss of $52,233, offset by depreciation and amortization of $8,663 and the issuance of $10,000 of common stock for services,was further adjusted by a use of cash for changes in operating assets and liabilities of $41,544. Net cash used in the first quarter of 2003 was $73,191.

     For the eight months ended August 31, 2002, the net income reported by Northern Merchant Services was passed through to Kevin Weller and Nancy Smith-Weller and was reported on their personal income tax returns.

     An audit by the Internal Revenue Service on the records of Kevin Weller and Nancy Smith-Weller d/b/a Northern Merchant Services for the 2000 tax year resulted in an additional income tax liability of $62,970 to the Internal Revenue Service and $10,033 to the State of New York. As of March 15, 2004 these liabilities were fully paid.


     Net cash used in investing activities was $484,918, while net cash used in investing activities for the quarter ended 2003 was $26,250. During the first quarter of 2004, $268,081 was invested in purchasing residual rights from our sales agents, and$212,860 related to the cost of our convertible loan from Laurus Master Fund, Ltd. In addition,$11,539 of funds were invested in computer and office equipment. During the first quarter of 2003, capital expenditures were primarily for computer and office equipment. We expect to continue to engage in capital spending in the ordinary course of business.

     Net cash provided by financing activities was $1,375,258 during the first quarter of 2004. The Company continued to be funded in part through a net increase in convertible note issuances in the amount of $376,400, as well as the issuance of a 3-year convertible note in the amount of $2,000,000 to Laurus Master Fund, Ltd. $1,000,000 of these funds were used to retire 2,000 shares of Series A Preferred Convertible Stock held by Kevin and Nancy Weller, and $268,081 was used to purchase residual payment rights from our sales agents. Kevin Weller was issued an additional 100,000 shares of common stock as additional consideration for releasing his lien on the Northern Merchant Services, Inc. merchant portfolio. Laurus Master Fund, Ltd was also issued warrants to purchase up to 500,000 shares of stock at prices ranging from $1.25 to $1.75 per share. During the first quarter of 2003, net cash of $230,3767 was provided by financing activities. This was primarily from the issuance of convertible notes of $226,120 and the proceeds of lease financing for equipment purchases of $18,392.Debt repayment of $12,500 was made in 2003. Lease obligation reductions of $1,142 and $1,636 were made for the first quarter of 2004 and 2003, respectively.

     As of March 31, 2004, the Company had notes, capital lease obligations, and convertible debt outstanding of $3,214,340 owed to officers, directors and third parties. $3,202,423 is convertible into shares of our common stock at conversion prices ranging from $0.35 to $1.00 per share. The notes mature between June 2004 and February 2006 . As of March 31, 2004, the Company issued $1,102,423 in convertible debt. The outstanding notes have a two- year term, accrue interest at an annual interest rate of 8% and have 33% warrant coverage at conversion prices ranging from $.35 to $1.00 per share

     On March 8th, 2002, Jack Rubinstein, our Chairman of the Board, lent our Company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one-year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with a minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005.

     Our Company is obligated through it subsidiary, SecurePay, to repay monies borrowed on a revolving line of credit with American Express as of December 31, 2002 and December 31, 2003, aggregating $59,071 and $22,833 respectively. The repayments are to be made monthly with interest. As of March 31, 2004 the revolving lines of credit from American Express were reduced to zero.

     Management believes that it will be able to fund the Company through its present cash position and the continuation of revenue producing activities by its subsidiaries, SecurePay and NMSI. It may need to seek further capital through exercise of its warrants or by other capital raising needs in order to continue to grow the Company.

Management's Review of Company Progress

     For the quarter ended March 31, 2004, the EBITDA loss was reduced to $2,293 from $26,483 for the quarter ended March 31, 2003. During the past eighteen months, the Company's subsidiary, SecurePay, undertook the development of an enhanced suite of payment processing tools in anticipation of a sales program focusing on new merchant account growth. Management believes that the enhanced suite of payment tools, including online shopping cart, secure payment gateway, virtual terminal and wireless cell phone solutions, affords Pipeline Data a distinct competitive edge over other marketers of payment processing services by offering its customers highly competitive pricing and a single source for all their Internet- based card acceptance needs. The implementation and direct-to-merchant marketing of this enhanced suite of card acceptance tools was completed in the third quarter of 2003. The results of implementation and marketing have been a substantial increase in 4th quarter account sales by our subsidiary, SecurePay, a reduction of losses attributable to R&D costs, and the provision of yet another avenue of account growth for our subsidiary, NMSI.

     In February of 2004, Pipeline Data consummated a financing arrangement with Laurus Master Fund. This arrangement provides Pipeline with up to $3.0 million in expansion capital. The Company has immediately deployed $1.0 million of the proceeds to close out the outstanding financing arrangement with Nancy and Kevin Weller relating to the original acquisition of NMSI. The effect of this transaction will be to allow Pipeline to finally realize the full value of revenues generated by the NMSI portfolio. Additionally, the effect of this loan repayment is to irrevocably integrate NMSI as a wholly-owned subsidiary of Pipeline Data Inc. The Company intends on using the remaining $2.0 million from the Laurus financing arrangement to acquire portfolios and operating companies which will be accretive to Pipeline's bottom line profitability. Management believes that it can achieve a substantial rate of return on the placement of the remaining funds through its extensive long-term industry relationships.

     As a part of the redemption of the 2,000 shares of preferred stock held by Kevin and Nancy Weller for $1,000,000, the Weller's agreed to convert the remaining 3,000 shares of preferred stock that they held into 3,000,000 shares of common stock. This resulted in the elimination of the officers' right of mandatory redemption from our long- term liabilities. . In addition, Kevin Weller was issued an additional 100,000 shares of stock as consideration for the early release of the Weller's rights to the NMSI merchant portfolio. As a result, Pipeline stockholders' equity increased from a deficit of $315,195 to a positive equity of $1,272,552, increasing total equity by $1,587,747.

     The Company has been pleased with the results of its organic sales efforts and external sales initiatives. Pipeline plans to add several internal employees to focus exclusively on the success of its Internet marketing initiative. The resources afforded the Company by the Laurus transaction point strongly to enhanced acquisition activity in the coming year. In addition, the positive performance of the Company's stock has made the prospect of more ambitious financing initiatives more likely and viable.

     The first quarter of 2004 saw the occurrence of two key events. The first was the decision made by Kevin and Nancy Smith-Weller to convert into shares of stock the debt issued to them when Pipeline acquired NMSI. In our view, their action demonstrates confidence in management's ability to create value for our shareholders. It is also important because it eliminates the officer's right of mandatory redemption of preferred stock from the long-term debt on our balance sheet.

     The second key event was the initial deployment of monies received from the Laurus Master Fund financing transaction. During the quarter, the residual rights of three of our existing sales agents were purchased in cash and/or stock transactions, resulting in an approximately $15,000 per month increase in cash flow to the Company. The figure represents the purchase by Pipeline of monthly residual income streams that were formerly paid to our sales agents as ongoing commissions. The full effect of these completed agent purchase transactions will be realized in the second quarter.

     As we look to the second quarter, more of the impact of our recently completed suite of card acceptance tools will be felt. With our marketing initiatives firmly established, we are seeing new account formation flourish, along with accompanying increases in revenue. In addition, the balance of the Laurus funds has yet to be deployed, and several portfolios have been identified for acquisition. While no assurances can be given, we are confident that the second quarter will see accelerating growth in both revenues and gross profits. Our confidence is based upon the following events.

     On May 13, 2004, we appointed former Concord EFS (NYSE:FDC) Senior Vice President Kevin Smith as our Chief Operating Officer and named him president of our new Independent Sales Organization (ISO) division, Pipeline Data Processing. Smith's primary objective will be to aggressively grow the number of merchant accounts serviced. The division will target the wholesale processing industry on a greatly expanded scale by leveraging its operating efficiencies to reduce underlying costs and increase profit margins. We will continue to seek exceptionally talented individuals, like Kevin Smith, to add depth to our management and staff.

     We have embarked upon a recent campaign for quality portfolio acquisitions fueled by the Laurus funds. We have made five recent acquisitions.

     On March 15, 2004, our subsidiary Northern Merchant Services, Inc. entered into an Asset Purchase Agreement with Leslie E. McElhiney, Michael Hornung, and Patricia Thornton, for rights to residual payments ("Residual Rights") which relate to certain merchant accounts. As consideration for the assets sold, Northern Merchants paid an aggregate purchase price of $131,363.00 plus 21,968 shares of our restricted common stock to McElhiney; $42,093.33 to Hornung; and, $94,624.68 plus 10,984 shares of our common stock to Thornton.

     On May  18,  2004,  we  entered  into  an  asset  purchase  agreement  (the
"Millennium Agreement") with MILLENNIUM MERCHANT SERVICES, INC. and Kent Stiritz, (the "Sellers"), pursuant to which we agreed to purchase Sellers' rights to residual payments ("Residual Rights") under Merchant Agreements. Sellers are independent agents in the business of soliciting merchants and other customers on behalf of third-party providers of card-based transaction processing services for the purpose of encouraging such merchants and other customers to conclude merchant agreements with such providers (this business is referred to herein as the "Merchant Solicitation Business" and the agreements with the providers is referred to herein as "Merchant Agreements".

     The Millennium Agreement contemplates that the Residual Rights shall be purchased in a series of transactions. The consideration for the Residual Rights shall be shares of Pipeline's common stock (the "Shares"). There have been a total of 4.2 million Shares set aside for the Residual Rights sales (subject to adjustments in the event of a reverse stock split or other stock recombination).

     Pursuant to the Millennium Agreement, we shall purchase the Residual Rights in consideration for its Shares valued at $1.00 per share in accordance with the following formula: The formula by which the purchase price of the Residual Rights shall be determined shall be based upon the average monthly gross revenue actually derived from the Residual Rights and subsequently deposited into an escrow account for the three month period between April and June 2004, subject to review for exceptional items and to possible extension for delays in portfolio payments (the "Average Monthly Gross Revenue Figure" Revenue Figure). The average monthly revenue shall be distributed to Pipeline and shall be calculated in order to determine the Average Gross Monthly Revenue Figure. The Average Monthly Gross Revenue Figure shall be multiplied by 30 and then divided by $1.00 to derive the total number of the Pipeline's Shares required to purchase the Residual Rights. For example if the net revenue for each of the three target months were $80,000, $85,000 and $90,000, respectively, the Average Monthly Gross Revenue Figure would be $85,000. When this figure is multiplied by 30, the product would equal a total cash purchase price of $2,550,000 and then when divided by $1.00, the purchase price would be payable with 2,550,000 Shares of our common stock.

     Second and subsequent purchases of Residual Rights shall be based on the same formula as set forth above, except that the Share price used in the formula shall be $1.20 per share. Notwithstanding anything else in the Agreement, the total number of shares payable for the Residual Rights shall not exceed 4.2 million Shares.

     At closing, we provided a loan to Sellers in the amount of $500,000 at the simple interest rate of 6% per annum. This loan shall mature July 2007 but may be repaid at any time without penalty in cash or with Residual Rights from Merchant Accounts valued pursuant to the subsequent purchase allocation formula (i.e., with a share price of $1.20 per share). The loan shall be personally guaranteed by the Sellers and collateralized by 1,000,000 Shares, subject to calls for additional Shares in the event of a reduction in Share value.

     We will stand ready to lend Sellers an additional $500,000 at anytime between the one year anniversary date of the Closing and the two year anniversary date of the Closing at the simple interest rate of 6% per annum. This loan shall be due May 2008. The loan shall be personally guaranteed by the Sellers and collateralized by 1,000,000 Shares, subject to calls for additional Shares in the event of a reduction in Share value. Notwithstanding the foregoing, Sellers must be in compliance with terms of the Agreement as a condition precedent to Pipeline's obligation to provide this loan.

     On May 25, 2004, our subsidiary Northern Merchant Services, Inc. entered into an Asset Purchase Agreement (the "UPC Agreement") with UNITED PROCESSING CORPORATION LTD. ("UPC"), pursuant to which NMS agreed to purchase UPC's Residual Rights under Merchant Agreements. UPC is an independent agent in the business of soliciting merchants and other customers on behalf of third-party providers of card-based transaction processing services for the purpose of encouraging such merchants and other customers to conclude merchant agreements with such providers (this business is referred to herein as the "Merchant Solicitation Business" and the agreements with the providers is referred to herein as "Merchant Agreements"). The two Merchant Agreements under which rights were transferred are: (i) an Agreement dated April 30, 1996 with EFS NATIONAL BANK, (the "EFS Existing Agreement") and (ii) an Agreement dated April 2, 1998 with NATIONAL PAYMENT SYSTEMS, INC., a New York Corporation, d/b/a CARD PAYMENT SYSTEMS ("CPS") (the "CPS Existing Agreement").

     As consideration for the assets sold, NMS paid an aggregate purchase price of $312,000 in cash or certified check and 21,000 Shares of Pipeline Data Common Stock.

    Through the implementation of technology, internal sales efforts and acquisitions, Pipeline's goal remains consistent- to assume a leadership role in merchant payment processing. We feel that an important turning point is now at hand in the young history of Pipeline Data. Management believes that the critical foundation, namely a stable, recurring income base, has been established. The need to fund ongoing operations through external financing has all but been eliminated. Future funding will be utilized almost solely for the purpose of fueling growth either internally or through acquisition. Our achievements have prepared us for greater future successes. We are confident of the direction we will take in order to seize the opportunities before us.

                             SELLING SECURITY HOLDER

     Laurus Master Fund, Ltd. may sell, from time to time under this prospectus, up to an aggregate of 3,000,000 shares of our common stock, representing up to 2,500,000 shares that may become issuable upon conversion of the principal of and interest on a three-year $2,000,000 secured convertible term note at a fixed conversion price of $1.00 per share and up to 500,000 shares of our common stock issuable upon the exercise of a warrant. The exercise prices of the warrant ranges between $1.25 and $1.75 per share.

     The following table sets forth, to our knowledge, certain information about the selling security holder as of December 31, 2003. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon conversion of the note and upon exercise of the warrant held by the holder that are currently convertible or are exercisable or convertible or exercisable within 60 days after the date of the table are deemed outstanding.

     To our knowledge, Laurus Master Fund, Ltd. has sole voting and investment power with respect to all of the shares of common stock beneficially owned by it, except that Laurus Capital Management, LLC, a Delaware limited liability company, may be deemed a control person of the shares owned by Laurus. David Grin and Eugene Grin are the principals of Laurus Capital Management, LLC. The address for Messrs. David Grin and Eugene Grin is 825 Third Avenue, 14th Floor, New York, New York 10022. The selling security holder has not held nor had any material relationship with us within the past three years.

     As of December 31, 2003, a total of 13,146,250 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering. Actual ownership of the shares is subject to conversion of the convertible note and exercise of the warrant.

     The terms of the convertible note and warrant whose underlying shares of common stock are included for resale under this prospectus prohibit conversion of the note or exercise of the warrant to the extent that conversion of the note and exercise of the warrant would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us. Also, this limitation does not preclude the holder from converting or exercising the note or warrant and selling shares underlying the note or warrant in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amount.

     The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling security holder described below.

------------------------------------------------------------------------------------------------------------------------------------
                                                                        SHARES BENEFICIALLY OWNED
                                    SHARES BENEFICIALLY OWNED                 SHARES BEING
                                        PRIOR TO OFFERING                       OFFERED                    AFTER THE OFFERING (1)
                                 ---------------------------------      -------------------------      -----------------------------
NAME OF BENEFICIAL OWNER              NUMBER           % OF CLASS                                      NUMBER       % OF CLASS
 Laurus Master Fund, Ltd.         1,716,496 (2)(3)      10.7% (3)           1,716,496(2)                 0               0
------------------------------------------------------------------------------------------------------------------------------------


(1)  Assumes all shares being offered by the selling security holder are sold.

(2) Includes 1,121,496 shares issuable upon conversion of the principal of a convertible note, 220,000 shares issuable upon conversion of interest under the convertible note and 375,000 shares issuable upon exercise of a warrant.

(3) Assumes conversion of all of the outstanding principal and interest of the note and exercise of all of the warrant. As further discussed above, the note and warrant contain 4.99% provisions which restrict the selling security holder from beneficially owning in excess of 4.99% of our outstanding shares of common stock.

                              PLAN OF DISTRIBUTION

     The selling security holder and any of its donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately negotiated transactions;

          o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

          o    a combination of any of these methods of sale; or

          o    any other method permitted by applicable law.

         The sale price to the public may be:

          o    the market price prevailing at the time of sale;

          o    a price related to the prevailing market price;

          o    at negotiated prices; or

          o    a price the selling security holder determines from time to time.

     Laurus has agreed, pursuant to the securities purchase agreement between Laurus and us that Laurus or any of its affiliates and investment partners will not and will not cause any person or entity, directly or indirectly, to engage in "short sales" of our common stock for as long as the convertible note is outstanding. "Short sales" are contracts for the sale of shares of stock that the seller does not own, or certificates which are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made.

     The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

     The selling security holder may pledge its shares to its broker under the margin provisions of customer agreements. If the selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If the selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     The selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     Pipeline Data is required to pay all fees and expenses incident to the registration of the shares and has agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

     GunnAllen Financial, Inc. received a finder's fee with respect to this transaction. The arrangement with GunnAllen provided for the following fee: 3% Cash 2% Stock on first million dollars raised, 2% Cash 2% Stock on second million dollars raised, 1. 5% Cash 1.5% Stock on third million dollars raised, 1% Cash 1% Stock on fourth million dollars raised, and 1% Cash thereafter. The issued stock is subject to piggyback registration rights. The financing was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D of the Securities Act.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 95,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of December 31, 2003, we had 13,146,250 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of our capital stock.

         COMMON STOCK

     The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

     The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

         PREFERRED STOCK

     Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

     Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of its common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stock stockholders from initiating a change in control of our company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of our common stock.

         SECURED CONVERTIBLE TERM NOTE

     On February 27, 2004, we issued a secured convertible term note to Laurus Master Fund, Ltd. in the principal amount of $2,000,000 pursuant to a private placement transaction with Laurus. The secured convertible term note matures on February 27, 2007 and bears interest at the rate of six percent (6.0%) per annum. If a registration statement covering the shares of common stock issuable upon conversion of the note is effective and the volume weighted average of the closing price of our common stock for the five trading days immediately preceding the end of the calendar month is at least $1.25, the interest rate shall be reduced by 25 basis points for each incremental increase.

     The note is convertible into shares of our common stock at a fixed conversion price of $1.00 per share. We granted to Laurus a first priority security interest in our assets to secure the obligations under the note pursuant to a security agreement dated February 27, 2004 between us and Laurus. We are required to make monthly minimum amortization payments to Laurus commencing on September 1, 2004 in the amount of $33,333 plus any accrued but unpaid interest. Such amortization payments shall be payable monthly at our option in cash or shares of common stock subject to price and volume requirements.

     In the event that the closing price of our common stock is greater then 115% of the conversion price for a period of at least five consecutive trading days, we may, at our sole option, require the conversion at the fixed conversion price of all or a portion of the outstanding principal amount of the note, together with accrued interest on the amount being prepaid, as of the date we provide written notice of the call. The call date shall be at least eleven trading days following the date of the call notice provided that a registration statement covering the shares of common stock issuable upon conversion of the note is effective. Our right to issue a call notice is subject to the limitation that the number of shares of common stock issued in connection with any call notice shall not exceed 25% of the aggregate dollar trading volume of our common stock for the eleven trading days immediately preceding the call date. If the price of our common stock falls below 115% of the fixed conversion price during the eleven trading day period immediately preceding the call date, then Laurus will then be required to convert only such amount of the note as shall equal 25% of the aggregate dollar trading volume for each day that our common stock has exceeded 115% of the fixed conversion price.

     If such prepayment is made on or before the maturity of the note, we will have the option of prepaying the note in full by paying to Laurus a sum of money equal to 125% of the principal amount of the note plus all accrued and unpaid interest thereon.

     The terms of the convertible note prohibit conversion of the note to the extent that conversion of the note would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

         WARRANT

     On February 27, 2004, we issued a warrant to Laurus Master Fund, Ltd. to purchase up to 500,000 shares of our common stock pursuant to a private placement transaction with Laurus. Laurus may exercise the warrant through February 27, 2011. The exercise price under the warrant is as follows: a price of $1.25 per share for the first 166,667 shares acquired upon exercise of the warrant; a price of $1.50 per share for the next 166,667 shares acquired upon exercise of the warrant; and a price of $1.75 per share for any additional shares acquired upon exercise of the warrant. The terms of the warrant prohibit exercise of the warrant to the extent that exercise of the warrant would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

(a)      Directors and Executive Officers.

     Our Current Officers and Directors Our Chairman, Jack Rubinstein, has held office since inception. Pursuant to our transaction with SecurePay, Mr. Jack Rubinstein remained as Chairman of the Board of Pipeline Data. MacAllister Smith is our President, Chief Executive Officer and Director. Philip Chait is our Secretary. Pursuant to our acquisition agreement with SecurePay, two additional Board members may be selected by MacAllister Smith and one board member may be selected by Jack Rubinstein. Pursuant to our agreement with NMSI, Kevin Weller became our Director, as well as the President and Director of our subsidiary, NMSI. Nancy Weller is Vice President and a Director of NMSI. Donald W. Gruneisen is the Chief Financial Officer of Pipeline and our two subsidiaries, SecurePay and NMSI. Anthony Reynolds is our Chief Technology Officer.

     The following is a list of the names and ages of our directors and executive officers:

Name                    Age       Position
--------------------------------------------------------------------------------

MacAllister Smith       41        Chief Executive Officer and Director
Donald Gruneisen        49        Chief Financial Officer
Anthony Reynolds        44        Chief Technology Officer
Phillip Chait           40        Secretary
Jack Rubinstein         55        Director, Chairman of the Board
Kevin Weller            37        Director


Jack Rubinstein, 55, Chairman of the Board

     Mr. Rubinstein, age 55, is, since commencement of its operations in 1991, the General Partner of DICA Partners, an investment hedge fund located in Hartsdale, New York. Mr. Rubinstein also acts as a management and financial consultant to various public companies in the telecommunications industry. He was a founding public board member of CD Radio, Inc. and aided in the funding of the Molloy Group, a help desk software developer. Mr. Rubinstein is also a founding member of The Capital Market Advisors Network, a consortium of consultants aiding the capital market needs of emerging private and smaller public companies.

     Mr. Rubinstein began his business career as a securities analyst with Shearson Hammill & Co., specializing in the electrical equipment and business services industries. After seven years as an analyst, he joined Bear Stearns & Co. where he was a Director, managing the proceeds of corporate insider securities sales. At Bear Stearns, he also managed the derivatives investments of several senior officers, as well as a few select individual clients. In 1988, Mr. Rubinstein joined Morgan Stanley & Co. where, in addition to serving corporate officers and select individual clients, he provided his expertise to private investment partnerships. Mr. Rubinstein is a graduate of Cornell University and received an MBA in Finance from New York University.

MacAllister Smith, 41, Pipeline and SecurePay, President,
Chief Executive Officer and Director

     Mr. Smith has over ten years of experience in the merchant processing industry and has held ownership positions in three companies that have been merged with public corporations. Mr. Smith was most recently Regional Vice President of Nova Information Systems (NYSE:NIS) (employed from 1996 to 1998), a $2 billion corporation and one of the three largest credit card processors in the industry. He was President and CEO of Pinnacle Financial Technologies, Inc. (employed from 1994-1998),a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Smith was also co-founder and Senior Partner of AccesServices, Inc. (employed from 1997 to 1998). He was part of the team that designed and built a nationwide network processing switch for retail and online MasterCard, Visa, American Express and debit card transactions. The company merged with Digital Courier Technologies, Inc. (NASDAQ:DCTI) in 1999.

Donald W. Gruneisen, 49,  Pipeline, SecurePay and NMSI, Chief Financial Officer

     Mr. Gruneisen has over 20 years of experience in the volatile, high-growth telecommunications industry, with expertise in the areas of finance, management accounting and top executive corporate management. Mr. Gruneisen holds an MBA from Clarkson University in Accounting and Management Information Systems and is a Certified Public Accountant with twelve years experience as a corporate officer (including serving in positions of chief executive officer/general manager). He has been the Treasurer and Director of Finance of NMSI since July 2001. From June 2000 to July 2001, Mr. Gruneisen was a consultant providing strategic guidance with specialization in billing, accounting, and tax issues associated with the telecommunications industry and financial management. From January 1999 to June 2000, he was a senior accountant at Whalen, Davey & Looney, LLP. From 1977 to 1998, he worked for Nicholville Telephone Company, a $3.5 million ESOP-owned local exchange carrier/utility. He started with the company in 1977 as an accountant and accounting manager and ultimately became Chief Executive Officer, General Manager and Treasurer from 1990 to 1998. His duties included the management of wireless, network services and joint ventures, including the sale of interests within those areas.

Philip Chait, 40, Pipeline Data and SecurePay,  Secretary

     Mr. Chait has over ten years experience in the merchant processing industry and has held an ownership position in two companies that have been sold to national corporations. He was most recently the Assistant Clerk for Nova Information Systems (NYSE: NIS). He was Vice President and COO of Pinnacle Financial Technologies, Inc., a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Chait also served as CFO and Senior Partner of Access Services, Inc. His team formed, designed and built a nationwide network processing switch for MasterCard, Visa, American Express and debit card transactions. The company merged with Digital Courier Technologies, Inc. (NASDAQ: DCTI) in 1999.

Kevin J. Weller, 37, Northern Merchant Services, President and Director; Pipeline, Director

     Mr. Weller has over eight years of experience in the payment processing industry. His entry was in 1992 with Netcom Data Corp. as a sales representative. He left Netcom in 1997. In August 1997, Mr. Weller co-founded Northern Merchant Services. Since 1997, he has consistently placed Northern Merchant Services at the top of Nova Information System's MSP Program in new account acquisition. Northern Merchant Service amassed over 6,000 customers prior to its acquisition by Pipeline. Northern Merchant Services was also selected as 2002 Business of the Year by the St. Lawrence County Chamber of Commerce. Mr. Weller holds a degree in Business Administration from SUNY Canton.

Nancy Smith-Weller, 41, Northern Merchant Services, Vice President and Secretary

     Ms. Smith-Weller has over five years of experience in the merchant processing industry. She comes from a strong marketing background, with over fifteen years of experience in that field. In August 1997 she co- founded Northern Merchant Services, where her responsibilities have ranged from internal operations and accounting to marketing. She is active in her local community and sits on the local county economic development committee. She is active in the upstate New York drive to bring business to area. Northern Merchant Services was awarded Business of the Year 2002 for St. Lawrence County, New York. From 1997 to present, NMSI has continually ranked in the top five in new account acquisition for Nova Information Systems.

Anthony Reynolds, 44, Pipeline, Chief Technology Officer

     Mr. Reynolds has over five years of experience in the payment processing and gateway industry. He has extensive experience working with Internet related companies and has hosted and produced a nationally syndicated radio show on various Internet concepts. He was responsible for overall operational control of ten Toy's "R" Us retail outlets with sales in excess of $80 million annually, (employed from 1982 - 1985) and worked to develop and integrate their initial e-commerce campaign. Additional duties have included serving as Chief Technical Officer for Ipubco (employed from 1995-2000), an Internet-based publishing company. Mr. Reynolds holds certificates from Richmond College in telecommunications, computer programming, land technologies, data communications and satellite communications.

     There are no family relationships among any of the persons listed above except that Kevin Weller and Nancy Weller are married.

         (b)      Section 16(a) Compliance.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any other equity securities.

     On March 1, 2004, we filed Form 8-A with the Securities and Exchange commission for registration of our common stock pursuant to section 12(g) of the Securities Exchange Act of 1934. We believe that our acting officers, directors and holders of more than 10% of our outstanding common stock have complied with all Section 16(a) filing requirements.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 2003, by (i) each person who "beneficially" owns more than 5% of all outstanding shares of common stock, (ii) each director and the executive officer identified above, and (iii) all directors and the executive officer as a group.

     Percentage of shares beneficially owned is based on 13,146,250 shares of our common stock outstanding as of March 31, 2004.


Beneficially
   Name                             Owned                    Owned
--------------------            ------------------ -----------------------

Jack Rubinstein(1)                     1,008,750                7.7%
Chairman of the Board
370 Clayton Road
Scarsdale, NY  10583-1504

MacAllister Smith(2)                     849,496                6.5%
President and CEO
And Director
1599 Washington Street
Braintree, Massachusetts 02184

Chasm Holdings(2)                      4,118,545               31.3%
1599 Washington Street
Braintree, Massachusetts 02184

Gilbert Anthony Reynolds                850,000                 6.5%
Chief Technology Officer
13339 North Central
Expressway Suite 103
Dallas, Texas.

Paul Chiumento                         1,100,000                8.4%
58 Delwyn Barnes Drive
Whitinsville, MA 01588


Kevin Weller (3)                         510,000                3.9%
12 West Main Street
Brasher Falls, NY

Nancy Weller(3)                          511,000                3.9%
12 West Main Street
Brasher Falls, NY


                                ALL DIRECTORS AND
                               EXECUTIVE OFFICERS
AS A GROUP
(7 persons)                                                    68.1%

     (1) On December 31, 2003, Jack Rubinstein was awarded options to purchase 66,667 shares of common stock at the exercise price of $0.60. On December 28, 2002, Jack Rubinstein was awarded options to purchase 96,666 shares of common stock at the above market exercise price of $0.35. On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. Fali Rubinstein and Jack Rubinstein are married. The ownership of these shares is attributed to Jack Rubinstein. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share. These options are immediately exercisable. Further, subsequent to the 2001 fiscal year end, on March 8th, 2002, Jack Rubinstein lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. Mr. Rubinstein, our Chairman of the Board, is entitled to receive a performance bonus for services rendered since 2002 of up to $180,000, payable in cash or kind, as determined by the Board of Directors.


     (2) Chasm Holdings is 50% owned by Catherine Brannon who is the sister of MacAllister Smith. The other 50% owner is Barbara Klein, Phillip Chait's sister. On June 28, 2002, 100,000 Shares of unregistered common stock were issued to MacAllister Smith in lieu of fees outstanding. On December 31, 2003, MacAllister Smith was awarded options to purchase 279,291 shares of common stock at the exercise price of $0.60. On December 28, 2002, MacAllister Smith was awarded options to purchase 446,666 shares of common stock at the above market exercise price of $0.35.

     (3) Kevin Weller is a director of our company. Nancy Weller is his wife and her shares may be attributed to him. On December 31, 2003, Mr. Weller was awarded options to purchase 160,000 shares of common stock at the exercise price of $0.60. On December 28, 2002, Mr. Weller was awarded options to purchase 96,668 shares of common stock at the above market exercise price of $0.35.Pursuant to the NMSI Acquisition Agreement, on August 26, 2002, Kevin and Nancy Weller were issued (i) five thousand shares of series A preferred convertible stock (the "Preferred Shares"), each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii) one million of our common shares. We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004, we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

                             EXECUTIVE COMPENSATION

(a)      Summary Executive Compensation Table


                         SUMMARY COMPENSATION TABLE


                             Long Term Compensation


                                                        Restricted       Securities
Name and                                Other Annual        Stock        Underlying    LTIP          All
Principal           Salary    Bonus     Compensation        Award(s)     Options       Payout         Other
Position              ($)      ($)           ($)                        ($)        /SARs (#)  ($) Compensation
----------           ----     ------   ---------------  ----------    ----------    -------    ------------------


2003
Jack
Rubinstein(1)         -0-         -0-     -0-               -0-            66,667       -0-            -0-
Board
Chairman

MacAllister        70,854         -0-     -0-               -0-           279,291       -0-            -0-
Smith(2)

Phillip            70,854         -0-     -0-               -0-            25,833       -0-            -0-
Chait(3)

Kevin
Weller (4)        200,000        3,846 7,213                -0-           160,000       -0-            -0-

Nancy             150,000        2,885 7,661                -0-            51,250       -0-            -0-
Weller (5)

Donald             50,000        2,885 3,658                -0-            34,167        -0-           -0-
Gruneisen (6)

2002
Jack
Rubinstein(1)         -0-         -0-         -0-          100,000         96,666         -0-          -0-
Board
Chairman

MacAllister          78,029       -0-         -0-          100,000        446,666         -0-          -0-
Smith(2)

Phillip              70,000       -0-         -0-          100,000          -0-           -0-          -0-
Chait(3)

Kevin
Weller (4)           71,035       -0-         -0-            -0-           96,668         -0-          -0-

Nancy                53,726       -0-         -0-            -0-           -0-            -0-          -0-
Weller (5)

Donald               13,853       -0-         -0-            -0-           -0-            -0-          -0-
Gruneisen (6)

2001
Jack
Rubinstein(1)         -0-         -0-         -0-           160,000       350,000         -0-          -0-
Board
Chairman



     No Board of Directors' fees have been paid.

     (1) On December 31, 2003, Jack Rubinstein was awarded options to purchase 66,667 shares of common stock at the exercise price of $0.60. On December 28, 2002, Jack Rubinstein was awarded options to purchase 96,666 shares of common stock at the above market exercise price of $0.35. On June 28, 2002, Jack Rubinstein was awarded 100,000 shares of common stock in lieu of monetary compensation. On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. The ownership of these shares is attributed to Jack Rubinstein. On February 28, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of our common stock at the above market exercise price of $2.50. These options were rescinded. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share. On March 8th, 2002, Jack Rubinstein lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. Mr. Rubinstein, our chairman of the board is entitled to receive an incentive bonus and a performance bonus as determined by the board. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. Mr. Rubinstein, our Chairman of the Board, is entitled to receive a performance bonus for services rendered since 2002 of up to $180,000, payable in cash or kind, as determined by the Board of Directors.

     (2) On December 31, 2003, MacAllister Smith was awarded options to purchase 279,291 shares of common stock at the exercise price of $0.60. On December 28, 2002, MacAllister Smith was awarded options to purchase 96,666 shares of common stock at the above market exercise price of $0.35. On June 28, MacAllister Smith was awarded 100,000 shares of common stock in lieu of monetary compensation. On March 15, 2002, MacAllister Smith was awarded options to purchase 350,000 shares of our common stock at the market price of $0.40 per share to replace options he received from SecurePay. Pipeline paid MacAllister Smith 749,496 shares of our common stock for his interest in SecurePay. His sister, Catherine Brannon, owns 50% of Chasm Holdings, which received 4,118,545 shares of our common stock for her interest in SecurePay. This has not been listed as compensation as it was in consideration of assets. MacAllister Smith has been awarded a salary of $240,000 per annum, which is currently being deferred on partial basis. MacAllister Smith is entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the board, upon meeting or exceeding certain financial, sales or other goals set forth by the board of directors of our company. Mr. Smith is also entitled to an automobile or an automobile allowance of $700 per month.

     (3) On December 31, 2003, Phillip Chait was awarded options to purchase 25,833 shares of common stock at the exercise price of $0.60. On June 28, 2002 Phillip Chait Smith was awarded 100,000 shares of common stock in lieu of monetary compensation. Mr. Chait's sister, Barbara Klein, owns 50% of Chasm Holdings, which received 4,118,545 shares of our common stock for her interest in SecurePay. This has not been listed as compensation as it was in consideration of assets. Phillip Chait has been awarded a salary of $100,000 per annum, which is currently being deferred on partial basis. Mr. Chait is also entitled to an automobile or an automobile allowance of $600 per month.

     (4) On December 31, 2003, Kevin Weller, was awarded options to purchase 160,000 shares of common stock at the exercise price of $0.60. On December 28, 2002, Kevin Weller, was awarded options to purchase 96,668 shares of common stock at the above market exercise price of $0.35. Salary indicated is from
August 26, 2002 to December 31, 2002. Pursuant to the NMSI Acquisition Agreement, on August 26, 2002, Mr. Weller was issued (i) two thousand five hundred shares of series A preferred convertible stock (the "Preferred Shares"), each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii) five hundred thousand of our common shares. We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers. In addition, he has certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the NMSI, as our wholly owned subsidiary, attains 5,000 merchant accounts, we shall issue to Mr. Weller five hundred thousand (500,000) common shares, up to an aggregate of 1,500,000 common shares. This earn- in restriction shall expire on the fourth anniversary of the date of the acquisition agreement pursuant to which we acquired NMSI. Further Mr. Weller is being afforded the opportunity to borrow an amount when added to the amount borrowable by Nancy Weller shall equal up to an aggregate of $200,000. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004. None of the foregoing has been listed as compensation as it was in consideration of assets. Mr. Weller is paid a salary of $200,000 per annum. Mr. Weller is entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the board, upon meeting or exceeding certain financial, sales or other goals set forth by the board of directors of our company. Mr. Weller is also entitled to an automobile or an automobile allowance of $600.00 per month minimum. Kevin and Nancy Weller are married.


     (5) On December 31, 2003, Nancy Weller, was awarded options to purchase 51,250 shares of common stock at the exercise price of $0.60. Pursuant to the NMSI Acquisition Agreement, on August 26, 2002, Mrs. Weller was issued (i) two thousand five hundred shares of series A preferred convertible stock (the "Preferred Shares"), each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii)five hundred thousand of our common shares. We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers. In addition, she has certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the NMSI, as our wholly owned subsidiary, attains 5,000 merchant accounts, we shall issue to Mrs. Weller five hundred thousand (500,000) common shares, up to an aggregate of 1,500,000 common shares. This earn- in restriction shall expire on the fourth anniversary of the date of the acquisition agreement pursuant to which we acquired NMSI. Further Mrs. Weller is being afforded the opportunity to borrow an amount when added to the amount borrowable by Kevin Weller shall equal up to an aggregate of $200,000. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004. None of the foregoing has been listed as compensation as it was in consideration of assets. Mrs. Weller is paid a salary of $150,000 per annum. Mrs. Weller is entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the board, upon meeting or exceeding certain financial, sales or other goals set forth by the board of directors of our company. Mrs. Weller is also entitled to an automobile or an automobile allowance of $600.00 per month minimum. Kevin and Nancy Weller are married.


     (6) On December 31, 2003, Donald Gruneisen, was awarded options to purchase 34,167 shares of common stock at the exercise price of $0.60. On December 18, 2002, Donald Gruneisen was awarded options to purchase 75,000 shares of common stock at the above market exercise price of $0.35, 37,500 to vest on January 1, 2003 and 37,500 to vest on January 1, 2004. Gruneisen is currently receiving a salary of $50,000, $10,000 of which is deferred until 2003.

 (b)      Summary Option Grants


     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. The Incentive Plan was amended on December 1st, 2003 to increase the number of options awardable by 2,000,000 to 4,000,000 options.

     During the year ended December 31, 2003, the Company's Board of Directors approved the grant of 647,637 stock options also to key employees and independent consultants with a weighted average exercise price of $0.60. During the year a total of 100,000 stock options were forfeited that had a weighted average exercise price of $0.35. Of the 467,636 options awarded to employees during the year, vest one-third each year beginning January 1, 2004. The options awarded to the Directors at December 31, 2003, (150,001 options), vest on January 1, 2004. The independent consultant's options of 30,000 shares, vest one-third each year beginning January 1, 2004.

     During the year ended December 31, 2002, the company issued the following options: 200,000 Options to Sheila Corvino Esq., for legal services, strike price $0.35. 150,000 Options to Sheila Corvino Esq., for legal services, strike price $0.40. 350,000 Options to MacAllister Smith for services, strike price $0.40. 150,000 Options to R. Scott Barter for analytical and financial research services, strike price $0.35.

     The following are options granted on December 18, 2002: 50,000 options to Jody Latimer for sales work performed, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 50,000 options to Barbara Denis for services, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 75,000 options to Donald Gruneisen for accounting services, strike price $0.35. 37,500 to vest on January 1, 2003 and 37,500 to vest on January 1, 2004. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to MacAllister Smith for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,668 options to Kevin Weller for directorial services, strike price $0.35. All 96,668 shares to vest on January 1, 2003.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.

                 Stock option activity is summarized as follows:

               Options outstanding at beginning of year 2,000,000

               Granted                                    647,637

               Forfeited                                  100,000

               Exercised                                    -0-
                                                         --------
               Options outstanding at end of the period 2,547,637

         (c)      Aggregated Option Exercises and Fiscal Year End Values

                            Option/SAR Grants in Last Fiscal Year
                                      Individual Grants
       (a)                  (b)                    (c)                  (d)         (e)
                    Number of Securities    Options/SARs Granted    Exercise or
                  Underlying Options/SARs  to Employees in Fiscal   Base Price    Expiration
      Name              Granted (#)                 Year              ($/Sh)          Date

Jack Rubinstein,
Chairman of the                                                    $0.60 per      December 31,
Board                66,667 options                  13.5%          share          2008

MacAlllister                                                       $0.60 per      December 31,
Smith               279,291 options                  62.5%          share          2008

Kevin Weller                                         13.5%         $0.60 per      December 31,
                     160,000 options                                Share          2008

Donald Gruneisen                                     10.5%         $0.60 per      December 31,
                      34,167 options                                Share          2008

         (d)      Compensation of Directors

     No standard arrangement regarding compensation of the directors has been adopted by the Board, and, except as noted above, we have not paid any compensation to any director. See Summary Executive Compensation set forth in paragraph (a) above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. The Incentive Plan was amended on December 1st, 2003 to increase the number of options awardable by 2,000,000 to 4,000,000 options.


     During the year ended December 31, 2003, the Company's Board of Directors approved the grant of 647,637 stock options also to key employees and independent consultants with a weighted average exercise price of $0.60. During the year a total of 100,000 stock options were forfeited that had a weighted average exercise price of $0.35. Of the 467,636 options awarded to employees during the year, vest one-third each year beginning January 1, 2004. The options awarded to the Directors at December 31, 2003, (150,001 options), vest on January 1, 2004. The independent consultant's options of 30,000 shares, vest one-third each year beginning January 1, 2004. Of the foregoing issuances, officers and directors were issued the following options: 66,667 options to Jack Rubinstein for directorial services, strike price $0.60. 279,291 options to MacAllister Smith for directorial services, strike price $0.60. 160,000 options to Kevin Weller for directorial services, strike price $0.60. 34,167 options to Donald Gruneisen for accounting services, strike price $0.60. 25,833 options to Philip Chait for officer services, strike price $0.60 29,708 options to Gilbert Anthony Reynolds for technical services, strike price $0.60.

     The following are options granted on December 18, 2002: 50,000 options to Jody Latimer for sales work performed, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 50,000 options to Barbara Denis for services, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 75,000 options to Donald Gruneisen for accounting services, strike price $0.35. 37,500 to vest on January 1, 2003 and 37,500 to vest on January 1, 2004. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to MacAllister Smith for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,668 options to Kevin Weller for directorial services, strike price $0.35. All 96,668 shares to vest on January 1, 2003.

     The following material transactions have occurred in the past fiscal year. They are identified below:

     Pursuant to the NMSI Acquisition Agreement, dated, August 26th, 2002, whereby we purchased our NMSI subsidiary, we agreed that during the initial 36-month period of the this agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

     A part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000 from our company. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004.

     On March 14, 2002, Accu-Search renegotiated their note with us. We agreed to convert the $200,000 note with interest totaling $224,000 into preferred stock of Accu-Search. They will also pay an upfront payment of $4,000 in cash. In addition, Accu-Search will provide Pipeline Data two years web access to Accu-Search's on-line data and map system. Final contracts were being finalized and it is expected that this transaction should be signed and monies delivered on or about July 12, 2002.

     On March 8th, 2002, Jack Rubinstein, our chairman of the board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005.

     Mr. Rubinstein, our Chairman of the Board, is entitled to receive a performance bonus for services rendered since 2002 of up to $180,000, payable in cash or kind, as determined by the Board of Directors.

                                LEGAL PROCEEDINGS
Pipeline:

     Other than immaterial claims in the ordinary course, to our knowledge, there are no material legal proceedings presently pending or threatened to which we (or any of our directors or officers in their capacity as such) are, or may be, a party or to which our property is, or may be, subject.


Our Subsidiary SecurePay:

     Except for that certain suit in the United States District Court of Arizona by Net MoneyIN, Inc. (plaintiff) vs. Mellon Financial Corp., et al (defendants) (Cause No. CV-01-441-TUC-RCC), there are no material legal proceedings pending or, to our knowledge, threatened against SecurePay. The outstanding lawsuit is an industry wide suit against numerous defendants based on intellectual property infringement. A default judgment has been rendered against several of the parties, including SecurePay. Removal of this judgment is currently being sought. SecurePay views this suit to be without merit.

Our Subsidiary NMSI:


     Other than immaterial claims in the ordinary course, to our knowledge, there are no material legal proceedings presently pending or threatened to which we (or any of our directors or officers in their capacity as such) are, or may be, a party or to which our property is, or may be, subject.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The company's Amended Certificate of Incorporation and By-laws contain provisions eliminating the personal liability of a director to the company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director:

     o for any breach of such director's duty of loyalty to the company or its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o under Delaware statutory provisions making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or

     o for any transaction from which the director derived an improper personal benefit.

     This provision offers persons who serve on the board of directors of the company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the company. As a result of this provision, the ability of the company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Amended Certificate and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware General Corporation Law.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     None of the principal accountant's reports on the financial statements for either of the past two years contains an adverse opinion or disclaimer of opinion, and none was modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Drakeford & Drakeford, LLC. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005.

                         INTEREST OF EXPERTS AND COUNSEL

     Our consolidated financial statements as of the years ended December 31, 2003 and 2002 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Drakeford & Drakeford, LLC, independent certified public accountants, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Drakeford & Drakeford as experts in auditing and accounting.

     The validity of the shares of common stock offered under this prospectus will be passed upon by the Law Office of Sheila G. Corvino, 811 Dorset West Road, Dorset, Vermont 05251.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

     For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is www.pipelinedata.com.

PIPELINE DATA INC.
MARCH 31, 2004 QUARTERLY REPORT ON FORM 10-QSB
TABLE OF CONTENTS Page Number

Special Note Regarding Forward Looking Information............................ 1

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements...................................................2
Item 2. Management's Discussion and Analysis of Financial Condition and
        Results of Operations................................................. 9
Item 3. Controls and Procedures........... ........... ...................... 11

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.................................................... 11
Item 2. Changes in Securities and Use of Proceeds............................ 11
Item 3. Defaults Upon Senior Securities...................................... 11
Item 4. Submission of Matters to a Vote of Security Holders...................11
Item 5. Other Information.................................................... 11
Item 6. Exhibits and Reports on Form 8-K..................................... 11

            QUARTERLY REPORT ON FORM 10QSB FOR PIPELINE DATA INC.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     To the extent that the information presented in this Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 discusses financial projections, information or expectations about the products or markets of our company, or otherwise makes statements about future events, such statements are forward-looking. We are making these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties are described, among other places in this Quarterly Report, in "Management's Discussion and Analysis". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

     In addition, we disclaim any obligations to update any forward-looking statements to reflect events or circumstances after the date of this Quarterly Report. When considering such forward-looking statements, readers should keep in mind the risks referenced above and the other cautionary statements in this Quarterly Report.

PART I

                       ITEM 1.  FINANCIAL STATEMENTS

     The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of March 31, 2004, and the results of its operations and changes in its financial position from January 1, 2003, through March 31, 2004, have been made. The results of its operations for such interim period are not necessarily indicative of the results to be expected for the entire year. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003.

                          INDEX TO FINANCIAL STATEMENTS


INDEX TO FINANCIAL STATEMENTS



Part 1 - Financial Information                                                            Page

Item 1 - Financial Statements


            Balance Sheets as of March 31, 2004 (unaudited) and December 31, 2003           F-4


            Statements of Operations for the three months ended March 31,
             2004 and 2003 (unaudited)                                                      F-5



            Statement of Stockholders' Equity  for the three months ended March 31,
             2004 (unaudited)                                                              F-6



            Statements of Cash Flows for the three months ended March 31, 2004
             and 2003 (unaudited)                                                          F-7





            Notes to Financial Statements                                           F-8 - F-18


                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS


REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of Pipeline Data, Inc.

     We have reviewed the accompanying balance sheet of Pipeline Data, Inc. as of March 31,2004, and the related statements of operations and of cash flows for the three months periods ended March 31, 2004 and 2003. These financial statements are the responsibility of the Company's management.

     We have conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we am not aware of any material modifications that should be made to the accompanying consolidated interim financial statements referred to above for them to be in conformity with generally accepted accounting principles.



/S/Drakeford & Drakeford, LLC
-------------------------------------

May 7, 2004



                               PIPELINE DATA, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                               March 31, 2004         December 31, 2003
                                                                                (Unaudited)
ASSETS
                                                                                  ----------              ------------

CURRENT ASSETS
Cash and cash equivalents                                                $     910,346          $      95,120
Accounts receivable                                                            264,329                294,957
     Interest receivable                                                         5,431                  5,394
     Inventory                                                                  76,486                 21,910
     Advances and prepaid expenses                                              98,349                 51,316
     Note receivable                                                                 0                 85,000
                                                                               -------                 ------

     Total current assets                                                    1,354,941                553,697
                                                                               ---------              -------

PROPERTY AND EQUIPMENT, net                                                    138,134                135,258
                                                                               -------                -------

OTHER ASSETS
     Investment-preferred stock                                                165,247                172,309
     Merchant portfolio                                                      2,600,000              2,500,000
     Residual rights purchase                                                  298,081                      0
     Debt issuance costs                                                       212,360                      0
     Deposits                                                                      850                    850
     Goodwill                                                                  176,005                176,005
                                                                               -------                -------

              Total other assets                                             3,452,543              2,849,164
                                                                               ---------            ---------

                       TOTAL ASSETS                                     $    4,945,618           $  3,538,119
                                                                          --------------         ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses                                     $    328,562           $     306,183
Accrued salaries                                                                61,928                  72,974
Payroll taxes and withholdings                                                  51,219                  50,586
Taxes payable                                                                    1,951                  30,942
Lease obligations-equipment                                                      4,839                   4,839
Loan payable-revolving line of credit                                           10,227                  36,228
Laurus Master Fund convertible debt-current                                    233,331                       0
Notes payable                                                                        0                  12,500
                                                                               --------               ------

            Total current liabilities                                          692,057                514,252
                                                                               -------                -------

LONG-TERM LIABILITIES
     Lease obligations-equipment                                                11,917                 13,039
     Officer loans payable                                                     100,000                100,000
     Officers right of mandatory redemption                                          0              2,500,000
     Laurus Master Fund convertible debt                                     1,766,669                      0
     Notes payable-convertible 8%                                            1,102,423                726,023
                                                                               ---------              -------

            Total long-term liabilities                                      2,981,009              3,339,062
                                                                             ---------              ---------

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, authorized 5,000,000 shares $.001 par value each. At March 31,
     2004 and December 31, 2003, there are 0 and 5,000
     shares outstanding, respectively                                                 0                     5
     Common stock authorized 95,000,000 shares, $.001
     each. At March 31, 2004 and December  31, 2003, there are
     16,307,774 and 13,146,250 shares outstanding respectively                   16,308                13,146
     Additional paid-in capital                                              3,088,644              1,451,821
Retained Earnings (deficit)                                                 (1,832,400)            (1,780,167)
                                                                               -----------            -----------

Total stockholders' equity (deficit)                                         1,272,552               (315,195)
                                                                               ---------              ---------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $     4,945,618           $   3,538,119
                                                                          ==============         ============
The accompanying notes are an integral part of these statements.




                              PIPELINE DATA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                   Unaudited





                                                                               For the three months ended
                                                                        March 31, 2004            March 31, 2003

Revenue                                                                $     2,861,865        $  2,199,271
                                                                        ---------------        ------------

Cost of services sold                                                        2,313,483           1,726,699
Cost of goods sold                                                              27,183              42,843
                                                                              -------               ------

         Total cost of goods and services sold                               2,340,666           1,769,542
                                                                             ---------           ---------

          Gross profit                                                         521,199             429,729
                                                                               -------             -------

Operating Expenses
    Salaries and payroll cost                                                  335,821             296,538
    Selling, general and administrative                                        196,982             166,588
    Depreciation and amortization                                                8,663               8,639
                                                                                -----                -----

          Total operating expenses                                             541,466             471,765
                                                                               -------             -------


          Net (loss) from operations                                           (20,267)            (42,036)

Other income and expenses
     Interest income                                                             7,507               6,457
     Interest expense                                                          (39,473)            (12,898)
                                                                              --------             --------

           Total other income (expenses)                                       (31,966)             (6,441)
                                                                               --------             -------

                  Income (loss)                                            $  ( 52,233)      $     (48,477)
                                                                          ------------           --------------


Basic  earnings (loss) per common share                                    $    (0.004)      $       (.004)
                                                                          ==============         ==================

Weighted average shares outstanding, basic                                  14,279,638           11,986,890





The accompanying notes are an integral part of these statements.



                              PIPELINE DATA, INC.


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                   Unaudited



                                                                                           Additional
                                                                 Common stock               Paid-in       Accumulated
                                                           Shares              Amount       Capital                    Total
                                                                                                          Loss



Balance at December 31, 2003                      13,146,250         $  13,146    $ 1,451,821        $ (1,780,167)      $  (315,195)


  Conversion of 3,000 shares of series A preferred
     conv. stock to 3,000,000 shares of common    3,000,000              3,000     1,496,985                              1,499,985

  ( 5,000 shares of series A preferred conv.)                                                                                    (5)
Canceled

Issuance of common stock for services                28,572                 29         9,971                                 10,000

Issuance of common stock for residual rights         32,952                 33        29,967                                 30,000

Issuance of common stock for additional portfolio   100,000                100        99,900                                100,000

Net loss for the three months ended
    March  31, 2004                                                                  ______           (52,233)             (52,233)
                                                  -------------        --------     --------          --------            ---------


Balance at March 31, 2004                          16,307,774     $     16,308   $ 3,088,644    $  (1,832,400)     $     1,272,552
                                                  =============       ==========   ==============  =============    ==============







The accompanying notes are an integral part of this statement.




                              PIPELINE DATA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   Unaudited

                                                                             For the                 For the
                                                                              three                    three
                                                                          months ended            months ended
                                                                         March 31, 2004          March 31,  2003

OPERATING ACTIVITIES
Net income (loss)                                                        $  ( 52,233)             $   (48,477)
Adjustments for noncash and nonoperating items:
      Depreciation and amortization                                            8,663                    8,639
Common stock for services                                                     10,000                   0
     Changes in operating assets and liabilities:
Receivables                                                                   30,628                   7,712
Note receivable                                                               85,000                   1,000
Interest receivable                                                              (37)                    (33)
Inventory                                                                    (54,576)                  3,628
Advances and prepaid expenses                                                (47,033)                 (9,954)
                Accounts payable and accrued expenses                         22,379                   (3,976)
                Accrued salaries                                             (11,046)                  (4,675)
                Payroll taxes and withholdings                                   633                  (13,275)
                Other loans and notes payable                                (38,501)                 (9,309)
                Lease obligations-equipment                                        0                   4,179
                Taxes payable                                                (28,991)                 (8,650)
                                                                             --------                 -------

     Cash (used) by operating activities                                     (75,114)                 (73,191)
                                                                              --------                --------

INVESTING ACTIVITIES
Capital expenditures                                                         (11,539)                 (35,198)
Residual rights purchase                                                    (268,081)                       0
Debt issuance costs                                                         (212,360)                       0
Proceeds from convertible preferred stock                                      7,062                    8,748
                                                                              -----                    -----

Cash (used) by investing activities                                         (484,918)                (26,450)
                                                                              ---------                --------

FINANCING  ACTIVITIES
Proceeds from lease financing                                                      0                   18,392
Proceeds from convertible notes                                              376,400                  226,120
Purchase of preferred stock from officer                                  (1,000,000)                       0
Lease obligation-payments                                                     (1,142)                  (1,636)
Proceeds from Laurus convertible debt                                      2,000,000                        0
Loan payments                                                                      0                  (12,500)
                                                                                   -                  --------

Cash  provided  by financing activities                                    1,375,258                   230,376
                                                                              ---------                -------

NET  INCREASE  IN CASH                                                       815,226                   130,735

CASH BALANCE BEGINNING OF PERIOD                                              95,120                    85,463
                                                                              ------                   ------

CASH BALANCE END OF PERIOD                                               $   910,346            $      216,198
                                                                         -----------              --------------

Supplemental information:
      Cash paid for interest                                           $       2,248            $       9,640
      Cash paid for income taxes                                       $           0            $           0


The accompanying notes are an integral part of these statements.

                              PIPELINE DATA, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2004


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES

1.   Financial Information-Basis of Presentation

     The accompanying unaudited consolidated financial statements of the parent holding company, Pipeline Data, Inc. (the "Company"); and its majority-controlled subsidiaries, SecurePay.com, Inc. ("SecurePay") and Northern Merchant Services, Inc. ("Northern Merchants), have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Operating results for the three month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003. All significant intercompany accounts and transactions have been eliminated.

2.   Inventories

     Inventories consist of technical parts and supplies valued at the lower of cost or market.

3.       Cash Equivalents

     Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

4.   Property and Equipment

     Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.


The estimated service lives of property and equipment are principally as follows:

        Furniture and fixtures                         5- 7 years
        Computer equipment                          3- 7 years
        Computer software                             2- 7 years

                              PIPELINE DATA, INC.


                         NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2004


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES-(continued)

4.   Property and Equipment-(continued)

     Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset's carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

      5.   Accounts Receivable

     The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $5,247 and $9,729 at March 31, 2004 and December 31, 2003, respectively.

6.       Revenue and Cost Recognition

     The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company's merchant customers and are recognized simultaneously with the recognition of revenue.

                              PIPELINE DATA, INC.


                         NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2004


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES-(continued)

7.       Recent Accounting Pronouncements

     New accounting statements issued, and adopted by the Company, include the following:

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 14 "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company's results of operations, financial position or cash flows.

     In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company's 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

                              PIPELINE DATA, INC.


                         NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2004


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES-(continued)

7. Recent Accounting Pronouncements-(continued)

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

     In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

     In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

                              PIPELINE DATA, INC.


                   NOTES TO FINANCIAL STATEMENTS (continued)

                                 March 31, 2004




NOTE B--EARNINGS (LOSS) PER SHARE

     Basic loss per common share is computed by dividing the loss by the weighted average number of common shares outstanding during the period. During the three months ended March 2004, there were no dilutive securities outstanding. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.




  NOTE C - INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2003, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At December 31, 2003, the Company has net operating loss carry forwards for income tax purposes of $1,886,611. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2012. The components of the net deferred tax asset as of are as follows:

         Deferred tax asset:
         Net operating loss carry forward                         $  1,886,611
         Valuation allowance                                      $ (1,886,611)
         Net deferred tax
                 asset                                            $     -0-

     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2002. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

                              PIPELINE DATA, INC.


                   NOTES TO FINANCIAL STATEMENTS (continued)

                                 March 31, 2004






NOTE D - COMMITMENTS AND CONTINGENCIES

     Lease agreements

     The offices of the Company's subsidiary, SecurePay, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $2,080. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty (180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 103, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet. The office's of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers' of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause.

     On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on " all or none" and "as-is, where-is" basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consist of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00.

                              PIPELINE DATA, INC.


                   NOTES TO FINANCIAL STATEMENTS (continued)

                                 March 31, 2004





NOTE E - STOCK OPTION ISSUANCES

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. This plan was extended to the year 2004.

     During the year ended December 31, 2002, the Company's Board of Directors approved the grant of 1,265,000 stock options to key employees and independent consultants with a weighted average exercise price of $0.37. As of December 31, 2002, none of these option shares were vested.

     During the year ended December 31, 2003, the Company's Board of Directors approved the grant of 647,637 stock options also to key employees and independent consultants with a weighted average exercise price of $0.60. During the year a total of 100,000 stock options were forfeited that had a weighted average exercise price of $0.35. Of the 467,636 options awarded to employees during the year, vest one-third each year beginning January 1, 2004. The options awarded to the Directors at December 31, 2003, (150,001 options), vest on January 1, 2004. The independent consultant's options of 30,000 shares, vest one-third each year beginning January 1, 2004.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.


     As of March 31, 2004, no options have been exercised and the Company has reserved an aggregate of 2,547,637 shares of common stock pending the exercise of the options.

     Stock option activity is summarized as follows:

      Options outstanding at beginning of year             2,000,000
      Granted                                                647,637
      Exercised                                                 -0-
      Forfeited                                              100,000
                                                            --------
      Options outstanding at end of the period             2,547,637

                              PIPELINE DATA, INC.


                   NOTES TO FINANCIAL STATEMENTS (continued)

                                 March 31, 2004

                  NOTE E - STOCK OPTION ISSUANCES (continued)


     The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.


NOTE F - RELATED PARTY TRANSACTIONS

     The Company's subsidiary, Northern Merchant Services, Inc., leases office space from Kevin and Nancy Weller. See Note I for details of repurchase of 2,000 shares of the Company's preferred stock from Kevin and Nancy Weller.


NOTE G - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

            Borrowings under Revolving Line of Credit

     The Company's revolving line of credit with a major credit card company amounted to $10,227 and $36,228 at March 31, 2004 and December 31, 2003, respectively.

            Details of Short-Term Debt:

                                                                                March 31,                           December 31,
                                                                                 2004                                   2003


           Ladco Financial Group                                                $     0                            $    12,500
           Laurus Master Fund                                                   $  233,331                         $         0

            Details of Long-Term Debt:

           Officers right of mandatory redemption                               $         0                        $ 2,500,000
            Laurus Master Fund                                                  $ 1,766,669                        $         0
            Officers' Loan Payable                                              $   100,000                        $   100,000
            8% Convertible notes                                                $ 1,102,423                        $   726,023

PIPELINE DATA, INC.


NOTES TO FINANCIAL STATEMENTS (continued)

March 31, 2004


NOTE G - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (continued)

            Conversion of Convertible Note:

     The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term "Conversion Amount" means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

            Capital Lease Obligations:

     See Note D-Lease Agreements for lease obligation with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. As of March 31, 2004, the current portion amounted to $4,839, and the long-term portion amounted to $11,917.


NOTE H - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150

     In May of 2003 the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

     By adopting SFAS No. 150, the Company recognizes the requirement to repurchase 5000 shares of Series A Preferred Convertible Stock that were issued to Kevin Weller and Nancy Smith-Weller, officers' of the Company, that was part of the acquisition of Northern Merchant Services, Inc.(NMSI). This preferred convertible stock was issued in conjunction with the acquisition agreement of NMSI from the Wellers. Under the terms of the agreement, the stock must be repurchased by August 26, 2005 for a sum of $2,500,000. The Wellers have the option of refusing this offer. They may convert the Preferred shares at any time, in whole or in part, to common stock at a rate of $0.50 per common share, reducing the repurchase commitment on a pro-rata basis.

                              PIPELINE DATA, INC.

                                 March 31, 2004


NOTE H - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150
                       (continued)

INTANGIBLE ASSET-MERCHANT PORTFOLIO

     In adopting the new (SFAS) No. 150, the Company hired an independent third-party appraiser to render a reasonable value of the acquisition and carrying value of the purchase price and transaction costs associated with the business acquisitions of NMSI. Management will periodically evaluate whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of the intangible asset using both objective and subjective factors. Objective factors include management's best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company's strategic focus.


NOTE I - DEBT/FINANCING

     On February 27, 2004, the Company entered into a Secured Convertible Term Note (the Loan Agreement) with Laurus Master Fund, LTD., c/o Ironshore Corporate Services Ltd., Grand Cayman, Cayman Islands. The Loan Agreement provided for borrowings of two million dollars, together with any accrued and unpaid interest. Interest payable on this Note shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%). Amortizing payments of the aggregate principal amount outstanding under this Loan Agreement at any time shall begin on September 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the maturity date. Monthly payments shall be $33,333.00 and will be increased to $41,667.00 from April 1, 2005 through March 1, 2007. Laurus Master Fund also agreed to make available to the Company, subject to the terms and conditions set forth in the agreement, an additional aggregate principal amount of up to $1,000,000 in increments of $500,000. Under Article II of the Loan Agreement, there is a conversion repayment option. Subject to the terms of the Loan Agreement, Laurus Master Fund, LTD., shall have the sole option to determine whether to elect to accept payment of the monthly amount on each repayment date either in cash or in shares of Common Stock, or a combination of both. This election notice has to be delivered to the Company in writing by the fifth business day prior to each amortization date.

                               PIPELINE DATA INC.
                              FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED DECEMBER 31, 2003





--------------------------------------------------------------------------------

                                     PART I

                              FINANCIAL STATEMENTS

     The consolidated financial statements included herein have been prepared By the Company, pursuant to the rules and regulations of the Securities and Exchange Commission.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of December 31, 2003, and the results of its operations and changes in its financial position from January 1, 2003, through December 31, 2003, have been made.

                          INDEX TO FINANCIAL STATEMENTS



Part 1 - Financial Information
                                                                                                           Page

Item 1 - Financial Statements


      Balance Sheets as of December 31, 2003 and 2002                                                        F-4


      Statements of Operations for the years ended December 31,
         2003 and    2002                                                                                    F-5




      Statements of Stockholders' Equity  for the years ended December 31,
            2003 and 2002                                                                                    F-6



      Statements of Cash Flows for the years ended December 31, 2003
            and 2002                                                                                        F-7





      Notes to Financial Statements                                                                       F-8 - F-20


                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                         A LIMITED LIABILITY CORPORATION
                            ACCOUNTANTS & CONSULTANTS









REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of Pipeline Data, Inc.

     We have audited the consolidated balance sheets of Pipeline Data, Inc. as of December 31,2003, and 2002,and the related consolidated statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Data, Inc., as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.





S/Drakeford & Drakeford, LLC
-------------------------------------

March 24, 2004


                               PIPELINE DATA, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                               December 31, 2003      December 31, 2002
                                     ASSETS




CURRENT ASSETS
    Cash and cash equivalents                                                      $     95,120            $    85,463
    Accounts receivable                                                                 294,957                253,707
     Interest receivable                                                                  5,394                  6,269
     Inventory                                                                           21,910                 29,494
     Advances and prepaid expenses                                                       51,316                  6,340
     Note receivable                                                                     85,000                  1,000
                                                                                         ------                  -----

           Total current assets                                                         553,697                382,273
                                                                                        -------                -------

PROPERTY AND EQUIPMENT, net                                                             135,258                126,705
                                                                                        -------                -------

OTHER ASSETS
     Investment- preferred stock                                                        172,309                208,983
     Merchant portfolio                                                               2,500,000                      0
     Deposits                                                                               850                    850
     Goodwill                                                                           176,005                176,005
                                                                                        -------                -------

              Total other assets                                                      2,849,164                385,838
                                                                                      ---------                -------

                       TOTAL ASSETS                                                $  3,538,119             $  894,816
                                                                                   ------------             ----------

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                          $    306,183           $    243,018
    Accrued salaries                                                                     72,974                 54,376
    Payroll taxes and withholdings                                                       50,586                 56,516
    Taxes payable                                                                        30,942                 73,770
    Lease obligations-equipment                                                           4,839                      0
    Loan payable-revolving line of credit                                                36,228                 11,300
    Notes payable                                                                        12,500                150,000
                                                                                         ------                -------

            Total current liabilities                                                   514,252                588,980
                                                                                        -------                -------

LONG-TERM LIABILITIES
     Officer loans payable                                                              100,000                111,552
     Lease obligations-equipment                                                         13,039                      0
     Note payable                                                                             0                 12,500
     Officers right of mandatory redemption (Note H)                                  2,500,000                      0
     Notes payable-convertible 8%                                                       726,023                324,553
                                                                                        -------                -------

            Total long-term liabilities                                               3,339,062                448,605
                                                                                      ---------                -------

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, authorized 5,000,000 shares $.001 par value each. At December 31, 2003 and  2002, there are 5,000
     shares outstanding, respectively                                                         5                      5
      Common stock authorized 95,000,000 shares, $.001
      each. At December 31, 2003 and December  31, 2002, there
      are 13,146,250 and 12,706,723 shares outstanding respectively                      13,146                 12,707

     Additional paid-in capital                                                       1,451,821              1,324,896
    Retained Earnings (deficit)                                                      (1,780,167)            (1,480,377)
                                                                                     -----------            -----------

         Total stockholders' equity (deficit)                                          (315,195)              (142,769)
                                                                                       ---------              ---------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $    3,538,119          $     894,816
                                                                                  =============           ============

The accompanying notes are an integral part of these statements.





                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS






                                                                                       For the years ended
                                                                          December 31, 2003          December 31, 2002





Revenue                                                                    $    10,246,955           $  3,499,820
                                                                           ---------------           ------------

Cost of services sold                                                            8,342,012              2,357,262
Cost of goods sold                                                                 190,946                363,439
                                                                                  --------                -------

          Total cost of goods and services sold                                  8,532,958              2,720,701
                                                                                 ---------              ---------

          Gross profit                                                           1,713,997                779,119
                                                                                 ---------                -------

Operating Expenses
    Salaries and payroll cost                                                    1,152,865                935,678
    Selling, general and administrative                                            773,123                504,615
    Depreciation and amortization                                                   35,222                  8,761
                                                                                    ------                  -----

          Total operating Expenses                                               1,961,210              1,449,054
                                                                                 ---------              ---------


          Net Income (loss) from operations                                       (247,213)              (669,935)

Other income and expenses
     Interest income                                                                24,235                 28,413
     Interest expense                                                              (76,812)               (18,062)
                                                                                   ========               ========

           Total other income (expenses)                                           (52,577)                10,351
                                                                                   --------                ------

                  Income (loss)                                               $  ( 299,790)          $  ( 659,584)
                                                                              -------------          -------------


Basic  earnings (loss) per common share                                    $         (.02)        $         (.06)
                                                                           ===============        ===============

Weighted average shares outstanding, basic                                      12,902,851             11,986,890






The accompanying notes are an integral part of these statements.


                               PIPELINE DATA, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                           Additional
                                                                 Common stock               Paid-in       Accumulated
                                                           Shares         Amount            Capital           Loss           Total



Balance at December 31, 2001                            10,986,890        $    10,987   $ 1,045,349         $ (820,793)  $   235,543

 On August 26, 2002, Northern Merchant Services,
  Inc. was acquired for 1,000,000 shares of Pipeline
  Common stock                                           1,000,000          1,000            95,003                           96,003
( 5,000 shares of series A preferred conv. stock as
    further consideration in it's August 26, 2002                                                45                                5
    acquisition )
Issuance of common stock for services                      386,500            387            84,832                           85,219

Sale of common stock on September 30, 2002                 333,333            333            99,667                          100,000

Net loss for the year ended December  31, 2002                                               ______           (659,584)    (659,584)
                                                       -------------   -------------------   ------           ---------   ----------


Balance at December 31, 2002                              12,706,723     $     12,707  $   1,324,896      $  (1,480,377)  $(142,769)

Issuance of common stock for services                      160,979            161            29,839                           30,000

Conversion of 8% convertible note                           43,686             43            15,191                           15,234

Sale of common stock on August 8, 2003                     134,286            134            46,739                           46,873

Issuance of common stock on December 31, 2003
 for services and debt                                     100,576            101            35,156                           35,257

Net loss for the year ended December  31, 2003           _________        _______          ________           (299,790)    (299,790)
                                                       -----------                                            ---------    ---------

Balance at December 31, 2003                            13,146,250      $  13,146       $ 1,451,821       $ (1,780,167)   $(315,195)
                                                        ==========      =========       ===========       ============= ============


The accompanying notes are an integral part of this statement.



                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                For the year            For the year ended
                                                                               ended December 31,           December 31, 2002
                                                                                    2003


OPERATING ACTIVITIES
    Net (loss)                                                                    $  ( 299,790)             $  (659,584)
    Adjustments for noncash and nonoperating items:
            Depreciation and amortization                                               35,222                    8,761
          Common stock for services                                                     65,257                   85,219
          Conversion of 8% convertible notes                                            18,350                        0
     Changes in operating assets and liabilities:
         Receivables                                                                   (41,250)                (202,189)
         Note receivable                                                               (84,000)                 229,000
         Accrued interest receivable                                                       875                   (6,269)
         Inventory                                                                       7,584                  (29,494)
         Advances and prepaid expenses                                                 (44,976)                  (6,340)
          Officer loans payable                                                        (11,552)                 112,552
                Accounts payable and accrued expenses                                   63,165                  137,483
                Accrued salaries                                                        18,598                   54,376
                Payroll taxes and withholdings                                          (5,930)                  56,516
                Other loans and notes payable                                         (112,572)                 137,253
                Lease obligations-equipment                                              4,839                        0
                Taxes payable                                                          (42,828)                  73,770
                                                                                       --------                  ------

     Cash  (used) by operating activities                                             (429,008)                  (8,946)
                                                                                      ---------                  -------

INVESTING ACTIVITIES
    Capital expenditures                                                               (28,541)                 (99,886)
     Proceeds from preferred stock                                                      36,674                        0
                                                                                        ------                        -

    Cash used by investing activities                                                    8,133                  (99,886)
                                                                                         -----                  --------

FINANCIAL ACTIVITIES
    Proceeds from sale of stock                                                         46,873                  100,000
    Proceeds from lease financing                                                       18,392                        0
    Proceeds from convertible notes                                                    383,120                        0
    Lease obligation payments                                                           (5,353)                       0
    Loan payments                                                                      (12,500)                       0
                                                                                       --------                       -

    Cash provided by financing activities                                              430,532                  100,000
                                                                                       -------                  -------

NET  INCREASE  (DECREASE) IN CASH                                                        9,657                   (8,832)

    CASH BALANCE BEGINNING OF PERIOD                                                    85,463                   94,295
                                                                                        ------                   ------

    CASH BALANCE END OF PERIOD                                                      $   95,120               $   85,463
                                                                                    ----------               ----------

    NON CASH ACTIVITIES:
            Interest                                                              $     54,821             $     18,062
            Corporate income taxes                                             $             0          $             0
            Note receivable conversion to investment stock                     $             0              $   228,000
            Business acquisition-NMS                                           $             0             $     96,003


The accompanying notes are an integral part of these statements

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2003


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES

1.       Nature of Operations/ Basis of Presentation

     Nature of Operations Pipeline Data, Inc. (the "Company"), was incorporated in June 1997 in the state of Delaware. On March 19, 2002, the Company acquired all of the stock of SecurePay.com, Inc., ("SecurePay") and on August 26, 2002, acquired all of the stock of Northern Merchant Services, Inc.("Northern Merchants"). The Company is a custom credit card transaction processor that serves as a intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants.

     Basis of Presentation The accompanying consolidated financial statements of the parent holding company, Pipeline Data, Inc., and its majority-controlled subsidiaries, SecurePay.com, Inc. and Northern Merchant Services, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All significant intercompany accounts and transactions have been eliminated.

2.   Inventories

     Inventories consist of technical parts and supplies valued at the lower of cost or market.

3.       Cash Equivalents

     Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

4.   Property and Equipment

     Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2003


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING

                    POLICIES (continued)

4.   Property and Equipment (continued)

     The estimated service lives of property and equipment are principally as follows:


                           Furniture and fixtures            5- 7 years
                           Computer equipment                3- 7 years
                           Computer software                 2- 7 years

     Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

5.       Accounts Receivable

     The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $9,729 and $4,700 at December 31, 2003 and 2002, respectively.

6.  Revenue and Cost Recognition

     The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003



NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)



6.  Revenue and Cost Recognition (continued)

     payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company's merchant customers and are recognized simultaneously with the recognition of revenue.


7.        Advertising Cost

     Advertising cost are expensed as incurred. Advertising expense totaled $ 19,056 for 2003 and $ 14,194 for 2002.


8.       Recent Accounting Pronouncements

     New accounting statements issued, and adopted by the Company, include the following:

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 14 "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company's results of operations, financial position or cash flows.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003





NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)




8. Recent Accounting Pronouncements (continued)



     In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company's 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.



     In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS 142. SFAS 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This Statement is effective for the Company's 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 144 did not have a material impact on the Company's results of operations, financial position or cash flows.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)

8.  Recent Accounting Pronouncements (continued)

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

     In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

     In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003



NOTE B--EARNINGS PER SHARE

     Basic net earnings (loss) per common share is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.



  NOTE C - INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2003, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At December 31, 2003, the Company has net operating loss carry forwards for income tax purposes of $1,886,611. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2012. The components of the net deferred tax asset as of are as follows:

         Deferred tax asset:
         Net operating loss carry forward                         $  1,886,611
         Valuation allowance                                      $  (1,886,611)
         Net deferred tax asset                                   $     -0-


     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2003. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003






NOTE D - COMMITMENTS AND CONTINGENCIES

     Lease agreements

     The Company previously occupied office space at the office of the Chairman of the Board at 250 East Hartsdale Avenue, Hartsdale, New York, 10530 at a monthly rental of $500. This office has been closed and now headquartered in Braintree, Massachusetts. The offices of the Company's subsidiary, SecurePay, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $1,410. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty
(180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 103, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet.


                              Leases-Related Party:

     The office's of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers' of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause.


                            Capital Equipment Lease:

     On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on " all or none" and "as-is, where-is" basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consist of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003





NOTE E - STOCK OPTION ISSUANCES

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. This plan was extended to the year 2004.

     During the year ended December 31, 2002, the Company's Board of Directors approved the grant of 1,265,000 stock options to key employees and independent consultants with a weighted average exercise price of $0.37. As of December 31, 2002, none of these option shares were vested.

     During the year ended December 31, 2003, the Company's Board of Directors approved the grant of 647,637 stock options also to key employees and independent consultants with a weighted average exercise price of $0.60. During the year a total of 100,000 stock options were forfeited that had a weighted average exercise price of $0.35. Of the 467,636 options awarded to employees during the year, vest one-third each year beginning January 1, 2004. The options awarded to the Directors at December 31, 2003, (150,001 options), vest on January 1, 2004. The independent consultant's options of 30,000 shares, vest one-third each year beginning January 1, 2004.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.


     As of December 31, 2003, no options have been exercised and the Company has reserved an aggregate of 2,547,637 shares of common stock pending the exercise of the options.

      Stock option activity is summarized as follows:


      Options outstanding at beginning of year             2,000,000
      Granted                                                647,637
      Exercised                                                  -0-
      Forfeited                                              100,000
                                                             -------

      Options outstanding at end of the period             2,547,637

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003




NOTE E - STOCK OPTION ISSUANCES (continued)


     The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.


NOTE F - RELATED PARTY TRANSACTIONS

     On November 18, 2003, Kevin Weller, an officer of the Company, issued a note payable to the Company in the amount of $85,000. This note has been made pursuant to that certain employment agreement between Weller and the Company. (see Note G )

     The Company's subsidiary, Northern Merchant Services, Inc., leases office space from Kevin and Nancy Weller. (see Note D )

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003

NOTE G - NOTE RECEIVABLE

     In November 2000, the Company advanced $200,000 to Accu-Search, Inc. as evidenced by a note receivable which was due on December 31, 2001 with interest at 12% per annum. As a further inducement for the note, Accu-Search, Inc. gave Pipeline Data, Inc. a perpetual non-transferable license in an automated software process to convert multiple inputted documents into transmittable Adobe PDA formats. The software may only be used for the licensed technology to increase the functionality of its own web-site by being able to convert any documentation it receives into Adobe PDF format. The Company does not have a valuation on this asset. Accu-Search, Inc. renegotiated their note with the Company in July 2002, and the Company agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447. At December 31, 2002 the only note receivable was for $1,000 with no stated interest that was scheduled to be repaid on a monthly basis. Original note was for $12,000. As of December 31, 2003, this note has been paid in full. In October and November 2003, the Company advanced Kevin Weller a total of $85,000 at the rate of four percent (4%) per annum to be repaid in whole or in part at any time without premium or penalty. (see notes to related party transactions)

NOTE H - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

         Borrowings under Revolving Line of Credit

     The Company's revolving line of credit with a major credit card company amounted to $36,228 and $11,300 at December 31, 2003 and December 31, 2002, respectively.

         Details of Short-Term Debt:


                                                          December 31,

                                                2003                    2002
                                                ----                    ----
           Ladco Financial Group         $   12,500                  $ 150,000
                                        -----------                  -----------



         Details of Long-Term Debt:

         Ladco Financial Group          $        0                 $     12,500
         Officer's Loan Payable         $  100,000                 $    111,552
         8% Convertible notes           $  726,023                 $    324,553
         Officer preferred stock subject
           to mandatory redemption
          (see Note I)                 $ 2,500,000                 $          0

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003


NOTE H - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (continued)

         Conversion of Convertible Note:

     The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term "Conversion Amount" means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

         Capital Lease Obligations:

     See Note D-Lease Agreements for lease obligation with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. As of December 31, 2003, the current portion amounted to $4,839, and the long-term portion amounted to $13,039.


NOTE I - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150

     In May of 2003 the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

     By adopting SFAS No. 150, the Company recognizes the requirement to repurchase 5000 shares of Series A Preferred Convertible Stock that were issued to Kevin Weller and Nancy Smith-Weller, officers' of the Company, that was part of the acquisition of Northern Merchant Services, Inc.(NMSI). This preferred convertible stock was issued in conjunction with the acquisition agreement of NMSI from the Wellers. Under the terms of the agreement, the stock must be repurchased by August 26, 2005 for a sum of $2,500,000. The Wellers have the option of refusing this offer. They may convert the Preferred shares at any time, in whole or in part, to common stock at a rate of $0.50 per common share, reducing the repurchase commitment on a pro-rata basis.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003


NOTE I - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150
                       (continued)



INTANGIBLE ASSET-MERCHANT PORTFOLIO

     In adopting the new (SFAS) No. 150, the Company hired an independent third-party appraiser to render a reasonable value of the acquisition and carrying value of the purchase price and transaction costs associated with the business acquisitions of NMSI. Management will periodically evaluate whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of the intangible asset using both objective and subjective factors. Objective factors include management's best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company's strategic focus.


NOTE J - SUBSEQUENT EVENTS

         Debt/Financing:

     On February 27, 2004, the Company entered into a Secured Convertible Term Note (the Loan Agreement) with Laurus Master Fund, LTD., c/o Ironshore Corporate Services Ltd., Grand Cayman, Cayman Islands. The Loan Agreement provides for borrowings of two million dollars, together with any accrued and unpaid interest, to be paid on February 27, 2007, if not sooner paid. Interest payable on this Note shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%). Amortizing payments of the aggregate principal amount outstanding under this Loan Agreement at any time shall begin on September 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the maturity date. Monthly payments shall be $33,333.00 and will be increased to $41,667.00 from April 1, 2005 through March 1, 2007. Laurus Master Fund also agreed to make available to the Company, subject to the terms and conditions set forth in the agreement, an additional aggregate principal amount of up to $1,000,000 in increments of $500,000. Under Article II of the Loan Agreement, there is a conversion repayment option. Subject to the terms of the Loan Agreement, Laurus Master Fund, LTD., shall have the sole option to determine whether to elect to accept payment of the monthly amount on each repayment date either in cash or in shares of Common Stock, or a combination of both. This election notice has to be delivered to the Company in writing by the fifth business day prior to each amortization date.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003


NOTE J - SUBSEQUENT EVENTS (continued)


     Also, on February 27, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date and at any time or from time to time before February 27, 2011, up to 500,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows: (i) a price of $1.25 -125% of the Fixed Conversion Price for the first 166,667 shares acquired, (ii) a price of $1.50 -125% of the Fixed Conversion Price for the next 166,667 shares acquired, (iii) a price of $1.75 -125% of the Fixed Conversion Price for any additional shares acquired. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Master Fund was paid a fee of $105,000.

     Of the $2,000,000 from Laurus Master Fund, $1,000,000 was used to repurchase 2,000 shares of Pipeline Data, Inc.'s preferred stock from Kevin and Nancy Weller.

                Asset Purchase Agreement

     On March 15, 2004, Northern Merchant Services, Inc. (a subsidiary of the Company) entered into an Asset Purchase Agreement with Leslie E. McElhiney, Michael Hornung, and Patricia Thornton, for Residuals Rights which relate to certain merchant accounts. As consideration for the assets sold, Northern Merchants shall pay an aggregate purchase price of $131,363.00 plus 21,968 shares of restricted Pipeline Data, Inc. common stock to McElhiney; $42,093.33 plus 0 shares to Hornung; and, $94,624.68 plus 10,984 shares of restricted Pipeline Data, Inc. common stock to Thornton.

                               PIPELINE DATA INC.
                              FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED DECEMBER 31, 2002





--------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS

     The consolidated financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of December 31, 2002, and the results of its operations and changes in its financial position from January 1, 2002, through December 31, 2002, have been made.

                          INDEX TO FINANCIAL STATEMENTS



Part 1 - Financial Information


                                                                            Page

Item 1 - Financial Statements


      Balance Sheets as of December 31, 2002 and 2001                       F-4


      Statements of Operations for the years ended December 31,
      2002 and 2001                                                         F-5


      Statements of Stockholders' Equity  for the years ended December 31,
      2002 and 2001                                                         F-6



      Statements of Cash Flows for the years ended December 31, 2002 and
      2001                                                                  F-7



      Notes to Financial Statements                                   F-8 - F-14

                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                         A LIMITED LIABILITY CORPORATION
                            ACCOUNTANTS & CONSULTANTS


601 Jefferson Davis Hwy                                Telephone:770-575-0915
Fredericksburg, Va. 22401                              E-mail:jaydeecpa@aol.com





REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of Pipeline Data, Inc.

     We have audited the accompanying balance sheets of Pipeline Data, Inc. as of December 31,2002, and 2001,and the related statements of operations, of changes in stockholders' equity and of cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Data, Inc., as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.



/S/Drakeford & Drakeford, LLC
-------------------------------------

April 12, 2003

                               PIPELINE DATA, INC.

                           CONSOLIDATED BALANCE SHEET

                                      December 31, 2001      December 31, 2002
                                      -----------------      -----------------
                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents        $     94,295            $    85,463
    Accounts receivable                    51,518                253,707
     Accrued interest receivable
                                                0                  6,269
     Inventory                                  0                 29,494
     Advances and prepaid expenses              0                  6,340
     Note receivable                      230,000                  1,000

                                          -------                  -----

           Total current assets           375,813                382,273

                                          -------                -------

PROPERTY AND EQUIPMENT, net                35,580                126,705

                                           ------                -------

OTHER ASSETS
     Investment-
        Convertible preferred stock             0                208,983
     Deposits                                   0                    850
     Goodwill                                   0                176,005
                                                -                -------

              Total other assets                0                385,838
                                                -                -------

                       TOTAL ASSETS  $    411,393             $  894,816
                                      ------------             ----------


         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and
        accrued expenses             $    105,535           $    243,018
    Accrued salaries                            0                 54,376
    Payroll taxes and withholdings              0                 56,516
    Taxes payable                               0                 73,770
    Loan payable-
      revolving line of credit             70,315                 11,300
    Notes payable                               0                150,000
                                                -                -------

            Total current liabilities     175,850                588,980
                                          -------                -------

LONG-TERM LIABILITIES
     Officer loans payable                      0                111,552
     Note payable                               0                 12,500
     Notes payable-convertible 8%               0                324,553
                                                -                -------

            Total long-term liabilities         0                448,605
                                                -                -------

STOCKHOLDERS' EQUITY
    Preferred stock, authorized 5,000,000 shares $.01 par value each. At
      December 31, 2001 and 2002, there are 0 and 5,000 shares outstanding,
      respectively                              0                     50
    Common stock authorized 20,000,000
       shares, $.001 each. At December
      31, 2001 and December  31, 2002,
      there are 10,986,890 and 12,706,723
      shares outstanding respectively      10,987                 12,707

     Additional paid-in capital         1,045,349              1,324,851
    Retained Earnings (deficit)          (820,793)            (1,480,377)
                                         ---------            -----------

    Total stockholders' equity (deficit)  235,543               (142,769)
                                          -------               ---------

 TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY            $     411,393          $     894,816
                                     ============           ============

        The accompanying notes are an integral part of these statements.

                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS



For the years ended                      December 31, 2001    December 31, 2002
                                         -----------------    ------------------

Revenue                                    $     477,916           $  3,499,820
Cost of goods sold                                60,909              2,720,701
                                                 -------                -------
          Gross profit                           417,007                779,119
                                                 -------                -------

Operating Expenses
    Salaries and payroll cost                    341,255                935,678
    Selling, general and administrative          183,753                504,615
    Depreciation                                     759                  8,761
                                                     ---                  -----

          Total operating Expenses               525,767              1,449,054
                                                 -------              ---------

          Net Income (loss) from operations     (108,760)              (669,935)

Other income and expenses
     Interest income                               6,716                 28,413
     Interest expense                            (18,203)               (18,062)
                                                 ========               ========
           Total other income (expenses)         (11,487)                10,351
                                                 --------                ------

                  Income (loss)             $  ( 120,247)          $  ( 659,584)
                                            -------------          -------------

Basic  earnings (loss) per common share        $   (0.04)        $         (.06)
                                         ================        ===============

Weighted average shares outstanding, basic     3,116,890             11,986,890



        The accompanying notes are an integral part of these statements.


                               PIPELINE DATA, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                        Additional
                                                              Common stock              Paid-in           Accumulated
                                                         Shares            Amount       Capital              Loss             Total
                                                       --------            ------      -----------      -------------   ------------



Balance at December 31, 2001                            10,986,890     $    10,987      $ 1,045,349      $ (820,793)    $   235,543
                                                        ==========

On August 26, 2002, Northern Merchant Services Merger of 1,000 shares of common stock into
  1,000,000 shares in exchange of stock of SecurePay     1,000,000           1,000           95,003                          96,003

    ( 5,000 shares of series A preferred conv.)
                                                     50

Issuance of common stock for services                      386,500             387           84,832                          85,219


Issuance of common stock on September 30, 2002             333,333             333           99,667                         100,000


Net loss for the year ended December  31, 2002                                                                (659,584)    (659,584)
                                                       -------------   -------------------   ------           ---------   ----------


Balance at December 31, 2002                              12,706,723   $     12,707   $   1,324,851        $  (1,480,377) $(142,769)
                                                       =============     ==========   ==============        ============= ==========





         The accompanying notes are an integral part of this statement.



                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                            For the year ended         For the year ended
                                                                             December 31,2001           December 31, 2002
                                                                            ------------------         -------------------


OPERATING ACTIVITIES
    Net (loss)                                                                 $   (120,247)             $  (659,584)
    Adjustments for noncash and nonoperating items:
            Depreciation                                                                759                    8,761
          Non-cash compensation-consulting fees paid                                 67,500                   85,219

     Changes in operating assets and liabilities, net of acquisitions:
         Receivables                                                                      0                 (202,189)
         Note receivable                                                                  0                  229,000
         Accrued interest receivable                                                      0                   (6,269)
         Inventory                                                                        0                  (29,494)
         Advances and prepaid expenses                                                    0                   (6,340)
          Officer loans payable                                                           0                  112,552
                Accounts payable and accrued expenses                               (97,502)                 137,483
                Accrued salaries                                                          0                   54,376
                Payroll taxes and withholdings                                            0                   56,516
                Other loans and notes payable                                                                137,253
                Taxes payable                                                             0                   73,770

                                                                                          -                   ------

     Cash provided (used) by operating activities                                  (149,490)                  (8,946)
                                                                                    ---------                  -------
INVESTING ACTIVITIES
    Capital expenditures                                                                  0                  (99,886)
                                                                                          -                  --------

    Cash used by investing activities                                                     0                  (99,886)
FINANCIAL ACTIVITIES
    Proceeds from sale of stock                                                           0                  100,000
                                                                                          -                  -------

    Cash provided by financing activities                                                 0                  100,000
                                                                                          -                  -------

NET  (DECREASE) IN CASH                                                            (149,490)                  (8,832)

    CASH BALANCE BEGINNING OF PERIOD                                                243,785                   94,295
                                                                                    -------                   ------

    CASH BALANCE END OF PERIOD                                                   $   94,295                   85,463
                                                                                  ----------                   ------

    NON CASH ACTIVITIES:
            Interest                                                           $     18,203             $     18,062
            Corporate income taxes                                             $          0             $          0
            Note receivable conversion to investment stock                     $          0             $    228,000
            Business acquisition-NMS                                           $          0             $     96,003








        The accompanying notes are an integral part of these statements.

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2002


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     1. Financial Information

     The consolidated financial statements include the accounts of the parent holding company, Pipeline Data, Inc. (the "Company"); and its majority-controlled subsidiaries, SecurePay.com, Inc. ("SecurePay") and Northern Merchant Services, Inc. ("Northern Merchants), together with the Company. All significant intercompany accounts and transactions have been eliminated.

     2. Inventories

     Inventories consist of technical parts and supplies valued at the lower of cost or market.

     3. Cash Equivalents

     Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

     4. Property and Equipment

     Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

     The estimated service lives of property and equipment are principally as follows:

                Furniture and fixtures                         5- 7 years
                Computer equipment                             3- 7 years
                Computer software                              2- 7 years

     Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset's carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

     5.   Accounts Receivable

     The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $1,500 and $4,700 at December 31, 2001 and 2002, respectively.

                               PIPELINE DATA, INC.

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2002



NOTE A - BASIS OF PRESENTATION  AND SUMMARY OF SIGNIFICANT  ACCOUNTING
POLICIES
(continued)

     6. Revenue and Cost Recognition

     The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee per transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company's merchant customers and are recognized simultaneously with the recognition of revenue.

NOTE B--EARNINGS PER SHARE

     Basic loss per common share is computed by dividing the loss by the weighted average number of common shares outstanding during the period. During the years ended December 2002 and 2001, there were no dilutive securities outstanding.



  NOTE C - INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2002, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At December 31, 2002, the Company has net operating loss carry forwards for income tax purposes of $1,474,535. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2010.

     The components of the net deferred tax asset as of are as follows:

         Deferred tax asset:
         Net operating loss carry forward                         $ 1,474,535
         Valuation allowance                                      $(1,474,535)
         Net deferred tax asset                                   $     -0-


     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2002. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

                               PIPELINE DATA, INC.

                                December 31, 2002


     NOTE D - COMMITMENTS AND CONTINGENCIES

     Lease agreements

     The Company occupies office space at the office of the Chairman of the Board at 250 East Hartsdale Avenue, Hartsdale, New York, 10530 at a monthly rental of $500. The offices of the Company's subsidiary, SecurePay.com, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $1,410. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty (180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 100, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet. The office's of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause.

     On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on " all or none" and "as-is, where-is" basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consists of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00.

                               PIPELINE DATA, INC.

                                December 31, 2002


NOTE E - STOCK OPTION ISSUANCES

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company.

     During the year ended December 31, 2002, the company issued the following options: 200,000 Options to Sheila Corvino Esq., for legal services, strike price $0.35. 150,000 Options to Sheila Corvino Esq., for legal services, strike price $0.40. 350,000 Options to MacAllister Smith for services, strike price $0.40. 150,000 Options to R. Scott Barter for analytical and financial research services, strike price $0.35.

     The following are options granted on December 18, 2002: 50,000 options to Jody Latimer for sales work performed, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 50,000 options to Barbara Denis for services, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 75,000 options to Donald Gruneisen for accounting services, strike price $0.35. 37,500 to vest on January 1, 2003 and 37,500 to vest on January 1, 2004. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to MacAllister Smith for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,668 options to Kevin Weller for directorial services, strike price $0.35. All 96,668 shares to vest on January 1, 2003.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.

     As of December 31, 2002, no options have been exercised and the Company has reserved an aggregate of 585,000 shares of common stock pending the exercise of the options.

     Stock option activity is summarized as follows:

      Options outstanding at beginning of year                  -0-
      Granted                                              2,000,000
      Exercised                                                 -0-
                                                            --------
      Options outstanding at end of the period             2,000,000

                               PIPELINE DATA, INC.

                                December 31, 2002

NOTE E - STOCK OPTION ISSUANCES (continued)


     The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.


NOTE F - ACQUISITION

     On August 26, 2002, the Company consummated a merger with Northern Merchant Services, Inc. ("NMS"), a New York corporation. The Company issued five thousand shares of Series A Preferred Convertible Stock. The stock is convertible into one thousand (1,000) shares of common stock of the Company at the conversion price of $0.50 per common share and one million common shares of the Company in exchange for all of the capital stock of SecurePay.

     In addition, Kevin Weller and Nancy Smith-Weller have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the Company, as a wholly owned subsidiary of the Company, attains 5,000 merchant accounts, the Company is required to issue to the shareholders of NMS an aggregate of one million (1,000,000) common shares of the Company, up to an aggregate of 3,000,000 common shares. This earn-in restriction shall expire on the fourth anniversary of the date of this acquisition agreement governing the transaction. Further, Kevin Weller, President of the Company will be appointed to Pipeline's board of directors and remains President of NMS. Nancy Smith-Weller, vice president of the NMS will be appointed Vice President of the Company. Kevin Weller and Nancy Smith-Weller are married. As a result of this transaction, together the two former shareholders of NMS may be deemed to have a controlling interest in the Company.

     The transaction has been accounted using the purchase method of accounting, and the purchase price of the transaction is based on the fair market value of the Company's common stock issued. The purchase price will be allocated to the Company's assets acquired and liabilities assumed by NMS based on their relative fair market values at the acquisition date for as the issuance of shares of common stock.

                               PIPELINE DATA, INC.

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2002


NOTE G - NOTE RECEIVABLE

     In November 2000, the Company advanced $200,000 to Accu-Search, Inc. as evidenced by a note receivable which was due on December 31, 2001 with interest at 12% per annum. As a further inducement for the note, Accu-Search, Inc. gave Pipeline Data, Inc. a perpetual non-transferable license in an automated software process to convert multiple inputted documents into transmittable Adobe PDA formats. The software may only be used for the licensed technology to increase the functionality of its own web-site by being able to convert any documentation it receives into Adobe PDF format. The Company has not a valuation on this asset. Accu-Search, Inc. renegotiated their note with the Company in July 2002, and the Company agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447. At December 31, 2002 the only note receivable was for $1,000 with no stated interest that was scheduled to be repaid on a monthly basis. Original note was for $12,000.


NOTE H - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

         Borrowings under Revolving Line of Credit

     The Company's revolving line of credit with a major credit card company amounted to $70,315 and $11,300 at December 31, 2001 and December 31, 2002, respectively.

         Details of Short-Term Debt:

                                                   December 31,

                                               2001               2002
                                               ----               ----

           Ladco Financial Group             $    0           $ 150,000
                                             -------          ---------


         Details of Long-Term Debt:

         Ladco Financial Group              $     0          $   12,500
            Officers' Loan Payable          $     0          $  111,552
            8% Convertible notes            $     0          $  324,553

                               PIPELINE DATA, INC.

                                December 31, 2002


NOTE H - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (continued)


     Conversion of Convertible Note:

     The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term "Conversion Amount" means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

                                PIPELINE DATA INC.

                                    2,500,000

                                     SHARES

                                  COMMON STOCK




                                   PROSPECTUS





YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.








                                  June 1, 2004









--------------------------------------------------------------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

     The company's Certificate of Incorporation contains provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law (the "DGCL") or for any transaction from which the director derived an improper personal benefit) and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of this provision, the ability of the company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Certificate of Incorporation and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

         -----------------------------------------------------------------------
                                 ITEM                          AMOUNT ($)
         -----------------------------------------------------------------------
         SEC Registration Fee                                  $  520.73
         EDGAR Filing Expenses                                 $3,000
         Transfer Agent Fees                                     $500
         Legal Fees                                           $20,000
         Accounting Fees                                      $ 7,000
         Miscellaneous                                           $500
                    TOTAL                                     $31,520.73
         -----------------------------------------------------------------------


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


     Pursuant to the NMSI Acquisition Agreement, dated, August 26th, 2002, whereby we purchased our NMSI subsidiary, we agreed that during the initial 36-month period of the this agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

     A part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000 from our company. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004.

     On February 27, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus Funds"), a financial institution specializing in funding small and micro-capitalization companies, to provide our company with up to $3.0 million in financing. Under the arrangement, we issued $2,000,000 of our 6% convertible term notes at a conversion price of $1.00 to Laurus Funds, and Laurus Funds agreed, subject to certain conditions, to purchase up to an additional $1,000,000 of Pipeline's 6% convertible term notes. Under the arrangement, Laurus Funds was also issued warrants to purchase up to 500,000 shares of our common stock. We used $1,000,000 of the proceeds of the financing to fulfill our repayment obligation under the NMSI Acquisition Agreement to repurchase a portion of the Weller stock and intend to use the remainder to acquire merchant portfolios in order to grow our business.


     On March 14, 2002, Accu-Search renegotiated their note with us. We agreed to convert the $200,000 note with interest totaling $224,000 into preferred stock of Accu-Search. They also paid an upfront payment of $4,000 in cash. In addition, Accu-Search will provide Pipeline Data two years web access to Accu-Search's on-line data and map system. Contracts were finalized and signed and monies delivered on or about April 30th, 2002. During 2003 $63,528 was received from Accu-Search representing payments of interest of 24,620 and a partial redemption of Accu-Search's preferred shares of $38,908

     On March 8th, 2002, Jack Rubinstein, our chairman of the board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005.

     As of December 31, 2003, our company issued $726,023.44 in convertible debt. The outstanding notes have a two year term, accrue interest at the annual interest rate of 8% and have 33% warrant coverage at a conversion price of $.35 per share. Beginning November 1, 2003 the conversion price was $.50 per share. The names and amounts of the recipients are as follows:


8% Convertible Note

Date                 Name                   Amount

6.17.02              Michael Greenburg      20,000

6.17.02              Robert Erlichman       15,000

7.9.02               Elaine Greenburg        5,000

7.16.02              Barbara Klein          10,000

7.18.02              Hal Denton            100,000

8.28.02              Pearl Holloway          7,000

9.11.02              G. Timothy Kane        10,000

9.12.02              Jerry Trevor           25,000

9.20.02              Chandler Smith          4,000

9.29.02              Chasm Holdings         58,029.31

10.4.02              DSM Realty              15,000

10.15.02             Don Swift                5,000

10.17.02             Brian Kornreich         25,000

11.25.02             Chasm Holdings           5,000

12.31.02             Chasm Holdings          20,524.13

3.12.03              Cara J. Fascione       200,000

3.31.03              Chasm Holdings          26,120

6.9.03                William Haas            5,000

6.26.03               Lane Gordon            50,000

5.6.03                Chasm Holdings          2,000

9.25.03               Chasm Holdings         15,000

9.2.03                Michael Greenburg       8,000

10.27.03              Chasm Holdings          8,950

10.31.03              Lane Gordon            50,000

11.13.03              Lane.Gordon            50,000

12.18.03              Tracy Bertolino         1,400


     * On January 1, 2003, DSM Realty converted its note into 43,686 shares of Pipeline common stock.


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
Exhibit No.      Description
3.1* Certificate  of  Incorporation

3.2* Amended and Restated Certificate of Incorporation

3.3* By-laws of registrant

3.4* Form of class A Redeemable Warrant

3.5* Form of class B Redeemable Warrant

3.6* Form of class A Warrant Agreement

3.7* Form of class B Warrant Agreement

3.8* Form of Lock-up Agreement

5*   Opinion on Legality of Sheila G. Corvino

10.1* Web site development and servicing agreement

10.2* Consulting Agreement with Unifund America, Inc.

10.3* Agreement with Rainbow Media

10.4*Promissory  Note dated  November  1,2000  issued by  Accu-Search,  Inc.  as
     Debtor to Pipeline Date Inc.as Payee

10.5*License  Agreement for Technology  dated November 1, 2000 between  Pipeline
     Date Inc. and Accu-Search Inc.

10.6* Amended Promissory Note by Accu-Search as Debtor to Pipeline as Payee


10.7*Acquisition Agreement dated March 19, 2002 between the Registrant and
     SecurePay.Com, Inc.

10.8*Acquisition  Agreement  dated August  26,2002  between the  Registrant  and
     Northern Merchant Services, Inc.

10.9* Securities Purchase Agreement dated February 27, 2004 between Pipeline Data
     Inc. and Laurus Master Fund, Ltd.

10.10*Convertible  Term Note dated February 27, 2004,  made by Pipeline Data Inc.
     in favor of Laurus Master Fund, Ltd.

10.11*Security  Agreement  dated  February 27, 2004 by and between  Pipeline Data
     Inc. and Laurus Master Fund, Ltd.

10.12*Registration  Rights  Agreement  dated  February  27,  2004 by and  between
     Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.13*Common Stock Purchase Warrant dated February 27, 2004 issued by Pipeline
     Data Inc, in favor of Laurus Master Fund, Ltd.

10.14 Asset Purchase Agreement dated May 18, 2004.

10.15 Secured Term Note dated May 18, 2004.

10.16 Pledge Agreement  dated  May 18, 2004.

10.14 Asset Purchase Agreement dated May 24, 2004.

23.1 Consent of Sheila G. Corvino, Esq. (part of Exhibit 5)

23.2 Consent of Drakeford & Drakeford, Certified Public Accountant


* previously filed



ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii)include any additional or changed material information on the plan of distribution.

     (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Braintree, state of Massachusetts, on June 8, 2004.

                                          PIPELINE DATA INC.

                                          By: /s/ MacAllister Smith
                                              ----------------------------
                                                 MacAllister Smith
                                                 Chief Executive Officer,
                                                 Director

                                              /s/ Donald Gruneisen
                                          --------------------------------
                                                 Donald Gruneisen
                                                 Chief Financial Officer,


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Pipeline Data Inc., a Delaware corporation that is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint MacAllister Smith and Donald Gruneisen, and each of them, their true and lawful attorneys-in-fact and agents; with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such amendment to registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  JACK RUBINSTEIN                     Director              June 8, 2004
------------------------------------
JACK RUBINSTEIN

/s/  KEVIN WELLER                        Director              June 8, 2004
------------------------------------
KEVIN WELLER KEVIN WELLER

/s/  MACALLISTER SMITH                   Director              June 8, 2004
------------------------------------
MACALLISTER SMITH